Exhibit 10.1

AMENDED AND RESTATED
STOCK ISSUANCE AND PURCHASE AGREEMENT

between

UQM TECHNOLOGIES, INC.

and

AMERICAN COMPASS, INC.

dated as of

September 26, 2016

TABLE OF CONTENTS

Page

Article I…DEFINITIONS.......................................................................................................2

Article II…PURCHASE AND SALE.....................................................................................10

Section 2.01................................................................Purchase and Sale10

Section 2.02............................................................................Purchase Price11

Section 2.03.Transactions to be Effected at the Closing11

Section 2.04......................................................................................................Closing11

Article III…REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................12

Section 3.01.Organization and Authority of the Company12

Section 3.02................................................................................Capitalization13

Section 3.03....................................................................................Subsidiaries14

Section 3.04......................................................No Conflicts; Consents14

Section 3.05.SEC Filings; Financial Statements; No Undisclosed Liabilities14

Section 3.06........Absence of Certain Changes or Events16

Section 3.07..............................................................Intellectual Property18

Section 3.08....................Real Estate and Personal Property19

Section 3.09..Legal Proceedings; Governmental Orders19

Section 3.10..............................Compliance With Laws; Permits20

Section 3.11......................................................Environmental Matters20

Section 3.12..............................................Employee Benefit Matters21

Section 3.13............................................................Employment Matters23

Section 3.14..........................................................................................................Taxes23

Section 3.15..................................................................Material Contracts25

Section 3.16..........................................................................................Insurance25

Section 3.17........................................................................Proxy Statement25

Section 3.18......................................................................Fairness Opinion26

Section 3.19....................................................................................................Brokers26

Section 3.20..................................................State Takeover Statutes26

Article IV…REPRESENTATIONS AND WARRANTIES OF BUYER.......................................27

Section 4.01..................Organization and Authority of Buyer27

Section 4.02......................................................No Conflicts; Consents28

Section 4.03............................................................Sufficiency of Funds28

i

Section 4.04..................................................................Legal Proceedings28

Section 4.05..............................................................Investment Purpose28

Section 4.06............................................Independent Investigation29

Section 4.07....................................................................................................Brokers29

Article V…COVENANTS.....................................................................................................29

Section 5.01....Conduct of Business Prior to the Closing29

Section 5.02..............................................................................No Solicitation30

Section 5.03.Company Shareholder Meeting; Preparation of Proxy Materials32

Section 5.04....................................................................................................Deposit33

Section 5.05........................................................Access to Information33

Section 5.06..............................................................................Confidentiality34

Section 5.07....Post-Closing Board Composition Matters34

Section 5.08.Post-Closing Board Corporate Governance Matters34

Section 5.09..............................................Grant of Irrevocable Proxy34

Section 5.10................................................................................Management35

Section 5.11.Director and Officer Indemnification and Insurance35

Section 5.12....................................Operations Following Closing36

Section 5.13.Governmental Approvals and Other Third-party Consents37

Section 5.14.Reasonable Efforts to Satisfy Closing Conditions37

Section 5.15..................Supplement to Disclosure Schedule38

Section 5.16......................................................Public Announcements38

Section 5.17..............................................................Further Assurances38

Article VI…CONDITIONS TO CLOSING...............................................................................38

Section 6.01............Conditions to Obligations of All Parties38

Section 6.02......................Conditions to Obligations of Buyer39

Section 6.03..Conditions to Obligations of the Company40

Article VII…TERMINATION...............................................................................................41

Section 7.01..............................Termination By Mutual Consent41

Section 7.02.Termination By Either Buyer or the Company41

Section 7.03..........................................................Termination By Buyer42

Section 7.04......................................Termination by the Company43

Section 7.05.Notice of Termination; Effect of Termination43

Section 7.06.Treatment of Deposit Following Termination44

ii

Article VIII…MISCELLANEOUS.........................................................................................46

Section 8.01..........................................................................................Expenses46

Section 8.02......................................................................................................Notices46

Section 8.03................................................................................Interpretation47

Section 8.04............................................................................................Headings47

Section 8.05......................................................................................Severability47

Section 8.06....................................................................Entire Agreement48

Section 8.07................................................Successors and Assigns48

Section 8.08........................................No Third-party Beneficiaries48

Section 8.09....................................................................................Amendment48

Section 8.10....................................................................Extension; Waiver48

Section 8.11.Governing Law; Submission to Jurisdiction; Waiver of Jury Trial49

Section 8.12..........................................................Specific Performance50

Section 8.13..................................................................................Counterparts50

iii

AMENDED AND RESTATED
STOCK ISSUANCE AND PURCHASE AGREEMENT

This Amended and Restated Stock Issuance and Purchase Agreement (this “Agreement”), dated as of September 26, 2016, is entered into between UQM Technologies, Inc., a Colorado corporation (the “Company”), and American Compass, Inc., a California corporation (“Buyer”). This Agreement amends and restates the Stock Issuance and Purchase Agreement, dated as of June 28, 2016, between the Company and Buyer in its entirety. As used herein, “the date of this Agreement” or “the date hereof” shall refer to June 28, 2016.

RECITALS

A. The Company develops, manufactures and sells electric motors and power electronic controllers for the bus and automobile markets;

B. Buyer is in the business of manufacturing and selling electric buses to the Chinese domestic market and desires to purchase electric motors and controllers and related systems from the Company for use in its buses, and is a 100% owned subsidiary of Hybrid Kinetic Group, Limited, a Bermuda company (“Parent”);

C. Buyer desires to purchase 66,500,000 newly issued shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”). Upon issuance of the Shares, Buyer will own approximately 54%, on a fully diluted basis, of the total outstanding shares of Common Stock of the Company;

D. The Company wishes to issue and sell to Buyer, and Buyer wishes to purchase from the Company, the Shares, subject to the terms and conditions set forth herein;

E. The Company is subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the shares of Common Stock listed for trading on the NYSE MKT LLC (“NYSE MKT”);

F. In order for the Shares to be issued, (i) the Company’s shareholders holding two thirds of the outstanding shares of Common Stock must approve pursuant to the Colorado Business Corporation Act, as amended (“CBCA”), an amendment to the Company’s articles of incorporation in the form attached hereto as Exhibit C (the “Amended and Restated Articles of Incorporation”) to increase the authorized number of shares of Common Stock by 100,000,000 shares which will be an amount sufficient to permit the issuance of the Shares and amend other provisions thereof, and (ii) pursuant to the rules of NYSE MKT, the change of control of the Company that will result from Buyer’s purchase of the Shares must be approved by holders of a majority of the shares of Common Stock represented at the Company Shareholder Meeting (collectively, the “Company Shareholder Approval”).

G. In order to induce Buyer to enter into this Agreement, concurrently with the execution of this Agreement, the Company, Buyer and the Escrow Agent (as hereinafter defined) have entered into that certain Escrow Agreement dated June 17, 2016 (the “Escrow Agreement”) attached hereto as Exhibit B, whereby Buyer has deposited in escrow an earnest money deposit toward purchase of the Shares pursuant to this Agreement.

H. Pursuant to the terms of this Agreement and the Escrow Agreement, Buyer has deposited an amount equal to $3,000,000 (the “Deposit”) to an account to be maintained pursuant to the Escrow Agreement (the “Escrow Account”), which amount will be either applied to the purchase price of the Shares at the Closing or, upon certain conditions, returned to Buyer or converted into Common Stock, in either case pursuant to the terms and conditions of the Escrow Agreement and this Agreement.

I. The Board of Directors of the Company (the “Company Board”) has determined (1) that it is in the best interest of the Company and its shareholders to issue and sell the Shares to Buyer pursuant to the terms and conditions of this Agreement (collectively, the “Transaction”) and (2) subject to the terms and conditions of this Agreement, to recommend the Transaction to the Company’s shareholders for the Company Shareholder Approval.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Amended and Restated Articles of Incorporation” has the meaning set forth in the recitals.

“Benefit Plan” has the meaning set forth in Section 3.12(a).

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York City or Hong Kong are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Buyer Confidentiality Agreement” has the meaning set forth in Section 5.06.

“Buyer Approval” means all consents, permissions, authorizations and approval (including the approval from the shareholders of Parent at its general meeting (the “Parent Shareholder Approval”), the Hong Kong Stock Exchange and/or under the SEHK Listing Rules necessary for the compliance with the applicable laws, rules and regulations and giving effect to the transactions and arrangements contemplated under the Agreement.

“Bylaw Amendment” has the meaning set forth in Section 6.02(i).

“CBCA” has the meaning set forth in the recitals.

“CFIUS” means the Committee on Foreign Investment in the United States.

“Closing” has the meaning set forth in Section 2.04.

“Closing Date” has the meaning set forth in Section 2.04.

“Closing Payment” has the meaning set forth in Section 2.03(a)(i).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Company Acquisition Agreement” has the meaning set forth in Section 5.02(a).

“Company Adverse Recommendation Change” has the meaning set forth in Section 5.02(a).

“Company Balance Sheet” has the meaning set forth in Section 3.05(c).

“Company Board” has the meaning set forth in the recitals.

“Company Board Recommendation” has the meaning set forth in Section 3.01(b).

“Company Intellectual Property” has the meaning set forth in Section 3.07(a).

“Company Material Contract” means any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act) to which the Company is a party and which is currently in effect, whether or not filed by the Company with the SEC.

“Company Proxy Statement” has the meaning set forth in Section 3.17.

“Company SEC Documents” has the meaning set forth in Section 3.05(a).

“Company Shareholder Approval” has the meaning set forth in the recitals.

“Company Shareholder Meeting” means the meeting of the shareholders of the Company to be held to consider the adoption of this Agreement and the transactions contemplated hereunder, to amend the Company’s Articles of Incorporation (including, among other things, to increase the number of authorized shares of Common Stock) and to approve the issuance of the Shares pursuant to the rules of the NYSE MKT.

“Company Subsidiary” means UQM Properties, Inc., a Colorado corporation.

“Contract” means any contract, agreement, lease, loan, obligation, commitment, arrangement, understanding, instrument, whether oral or written.

“Conversion Shares” has the meaning set forth in Section 7.06(a).

“Customs” is defined in the definition of “Customs & International Trade Laws”.

“Customs & International Trade Laws” means any U.S. Law concerning the importation of merchandise, the export or re-export of products (including goods, software, technology and services), the terms and conduct of international transactions, and making or receiving international payments, including but not limited to the Tariff Act of 1930 as amended and other laws and programs administered or enforced by the U.S. Customs and Border Protection (“Customs”), the U.S. Immigration and Customs Enforcement, and their predecessor agencies, the Export Administration Act of 1979 as amended, the Export Administration Regulations, the International Emergency Economic Powers Act as amended, the Arms Export Control Act, the International Traffic in Arms Regulations, any other export controls administered by an agency of the United States Government,  Executive Orders of the President of the United States regarding embargoes and restrictions on transactions with designated entities (including countries, terrorists, organizations and individuals), the embargoes and restrictions administered by the United States Office of Foreign Assets Control, the Money Laundering Control Act of 1986 as amended, requirements for the marking of imported merchandise, prohibitions or restrictions on the importation of merchandise made with the use of slave or child labor, the Foreign Corrupt Practices Act of 1977 as amended (“FCPA”) and other applicable anticorruption Laws, the anti-boycott regulations administered by the United States Department of Commerce, the anti-boycott regulations administered by the United States Department of the Treasury, legislation and regulations of the United States and other countries implementing the North American Free Trade Agreement (“NAFTA”) and other free trade agreements to which the United States is a party, antidumping and countervailing duty laws and regulations, and laws and regulations adopted by the governments or agencies of other countries concerning the ability of U.S. Persons to conduct business in those countries, restrictions by other countries on holding foreign currency or repatriating funds, or otherwise relating to the same subject matter as the United States statutes and regulations described above.

“Deposit” has the meaning set forth in the recitals.

“Disclosure Schedule” means the Disclosure Schedule delivered by the Company and Buyer concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.

“Employees” means those Persons employed by the Company immediately prior to the Closing.

“Employee Ageements” means an agreement to be executed by Employees covering restrictive covenants (in some cases), trade secrets, confidential information of the Company, work for hire and other matters, in form and substance acceptable to the Company and Buyer.

“Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment, hypothecation, assignment, preference or other similar encumbrance.

“End Date” has the meaning set forth in Section 7.02(a).

“Environmental Law” means any applicable Law, and any Governmental Order, Environmental Permit or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of human health, safety, welfare, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogues): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq. (“CERCLA”); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as

amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means any corporation or trade or business (whether or not incorporated) under common control or treated as a single employer with Seller within the meaning of Section 414(b), 414(c), 414(m) or 414(o) of the Code.

“Escrow Account” has the meaning set forth in the Recitals hereto.

“Escrow Agent” means U.S. Bank National Association, or any Person who becomes successor thereto in accordance with the Escrow Agreement.

“Escrow Agreement” has the meaning set forth in the Recitals hereto.

“Exchange Act” has the meaning set forth in the recitals.

“FCPA” is defined in the definition of “Customs & International Trade Laws”.

“Financial Statements” has the meaning set forth in Section 3.05(e).

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means any materials, chemical, compound, mixture, hazardous substance, hazardous waste, pollutant or contaminant defined, listed, classified or regulated under any Environmental Law.

“Hong Kong Stock Exchange” means The Stock Exchange of Hong Kong Limited.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Intellectual Property” means any and all of the following in any jurisdiction throughout the world: all patents, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, mask works, inventions, technology, know-how, formulae, trade secrets, confidential and proprietary information, computer software programs, domain names, and other intellectual property, and all registrations and applications for registration of any of the foregoing.

“Intellectual Property Rights” has the meaning set forth in Section 3.07(c).

“Irrevocable Proxy” has the meaning set forth in Section 5.9.

“Knowledge of the Company” or “the Company’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of Joseph Mitchell, David Rosenthal, Josh Ley or Adrian Schaffer after reasonable inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Material Adverse Effect” means any event, occurrence, fact, condition or change (other than as contemplated by Section 3.06(b) of the Disclosure Schedule) that is materially adverse to (a) the business, results of operations, financial condition, assets and liabilities, or prospects of the Company, or (b) the ability of the Company to consummate the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates (provided that such conditions do not affect the Company to a materially greater extent than other Persons in such industry); (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer; (vi) any changes in applicable Laws or accounting rules (including GAAP); (vii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Company; (viii) any natural or man-made disaster or acts of God; or (ix) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded).

“NAFTA” is defined in the definition of “Customs & International Trade Laws”.

“Notice Period” has the meaning set forth in Section 5.02(d).

“NYSE MKT” has the meaning set forth in the recitals.

“Parent” has the meaning set forth in the recitals.

“Permits” means all permits, licenses, franchises, approvals, authorizations, and consents required to be obtained from Governmental Authorities.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Post-Closing Board” means the board of directors of the Company immediately after the Closing.

“Post-Closing Board Composition” means the following, which shall become effective only upon the Closing, (i) acceptance of the resignation of one of the non-employee directors on the Company Board, (ii) a resolution to increase the size of the Post-Closing Board to nine members, (iii) the election of five members (the “Proxy Nominees”) to the Post-Closing Board designated by the Proxy Representative in writing to the Company at least 10 Business Days prior to the date the Company has notified Buyer that it intends to file with the SEC the Company Proxy Statement in definitive form, (iv) the qualification of the remaining members of the Post-Closing Board and the composition of applicable committees thereof shall satisfy the requirements of Rule 10A-3 under the Exchange Act and the applicable rules of NYSE MKT for a “controlled company” as defined therein, (v) the appointment as chairman of the Post-Closing Board of the Proxy Nominee designated by Buyer in the same written designation supplied pursuant to clause (iii) above, and (vi) the chief executive officer of the Company is a member of the Post-Closing Board. The intent of the parties is that the Post-Closing Board shall be comprised of five members designated by the Buyer, three independent members in accordance with the NYSE MKT standards and one insider of the Company.

“Proceeding” means any action, arbitration, mediation, audit, hearing, investigation (for which the Seller has received written notice), litigation or suit (whether civil, criminal, administrative or judicial, whether formal or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

“Proxy Nominees” has the meaning set forth in the definition of Post-Closing Board Composition.

“Proxy Representative” has the meaning set forth in Section 5.09.

“Purchase Price” has the meaning set forth in Section 2.02.

“Qualified Benefit Plan” has the meaning set forth in Section 3.12(c).

“Real Property” means the real property owned by Company Subsidiary, together with all buildings, structures and facilities located thereon.

“Registration Rights Agreement” means the Registration Rights Agreement between the Company and Buyer, substantially in the form attached hereto as Exhibit A, as such agreement may be amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Representatives” has the meaning set forth in Section 5.02(a).

“Schedule Supplement” has the meaning set forth in Section 5.15.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” has the meaning set forth in Section 3.05(a).

“SEHK Listing Rules” means, The Rules Governing the Listing of Securities on the Hong Kong Stock Exchange.

“Shares” has the meaning set forth in the Recitals.

“Share Purchase Price” has the meaning set forth in Section 2.02.

“Superior Proposal” means a bona fide written Takeover Proposal involving the direct or indirect acquisition pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, of all or substantially all of the Company’s consolidated assets or a majority of the outstanding Company Common Stock, that the Company Board determines in good faith (after consultation with outside legal counsel and the Company’s financial advisor) is more favorable from a financial point of view to the Company’s shareholders than the Transaction, taking into account (a) all financial considerations, (b) the identity of the third party making such Takeover Proposal, (c) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Takeover Proposal, (d) the other terms and conditions of such Takeover Proposal and the implications thereof on the Company, including relevant legal, regulatory and other aspects of such Takeover Proposal deemed relevant by the Company Board and (e) any revisions to the terms of this Agreement and the Transaction proposed by the Buyer during the Notice Period set forth in Section 5.02(d).

“Takeover Proposal” means a proposal or offer from, or indication of interest in making a proposal or offer by, any Person (other than Buyer and its Affiliated) relating to any (a) direct or indirect acquisition of assets of the Company (including any voting equity interests of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 25% or more of the fair market value of the Company’s consolidated assets or to which 25% or more of the Company’s net revenues on a consolidated basis are attributable, (b) direct or indirect acquisition of 25% or more of the voting equity interests of the Company, (c) tender offer or exchange offer that if consummated would result in any Person beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 25% or more of the voting equity interests of the Company, (d) merger, consolidation, other business combination or similar transaction involving the Company, pursuant to which such Person would own 25% or more of the consolidated assets or net revenues of the Company, or (e) liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of the Company or the declaration or payment of an extraordinary dividend (whether in cash or other property) by the Company.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Fee” has the meaning set forth in Section 7.05(b).

“Transaction” has the meaning set forth in the recitals.

“Transaction Consideration” means the Purchase Price together with the benefits inuring to the Company as a result of the execution.

Article II PURCHASE AND SALE

Section 2.01. Purchase and Sale.  Subject to the terms and conditions set forth herein, at the Closing, the Company shall issue and sell to Buyer, and Buyer shall purchase from the Company the Shares for the consideration specified in Section 2.02.

Section 2.02. Purchase Price. The aggregate purchase price for the Shares shall be $47,880,000 (the “Share Purchase Price”), which equals $0.72 per Share.
Section 2.03. Transactions to be Effected at the Closing.
(a) At the Closing, Buyer shall deliver to the Company:

(i) an amount equal to the Purchase Price less the amount of the Deposit (the “Closing Payment”) by wire transfer of immediately available funds to an account of the Company designated in writing by the Company to Buyer no later than two Business Days prior to the Closing Date;

(ii) the Registration Rights Agreement duly executed by Buyer;
(iii) the Irrevocable Proxy duly executed by Buyer; and
(iv) all other agreements, documents, instruments or certificates required to be delivered by Buyer at or prior to the Closing pursuant to Section 6.03 of this Agreement.
(b) At the Closing, the Company shall deliver to Buyer:
(i) stock certificates evidencing the Shares, free and clear of all Encumbrances;
(ii) the Registration Rights Agreement duly executed by the Company;
(iii) evidence that the Amended and Restated Articles of Incorporation approved pursuant to the Shareholders Approval have been duly filed with the Secretary of State of Colorado; and
(iv) all other agreements, documents, instruments or certificates required to be delivered by the Company at or prior to the Closing pursuant to Section 6.02 of this Agreement.
(c) At the Closing, the Escrow Agent shall transfer the Deposit from the Escrow Account into the general account of the Company as payment of a portion of the Purchase Price.
(d) By its terms, the Post Closing Board Composition shall become effective as of the Closing.

Section 2.04. Closing. Subject to the terms and conditions of this Agreement, the issuance, purchase and sale of the Shares contemplated hereby shall take place at a closing (the “Closing”) to be held at 1:00 p.m., Denver time, on the date that is no later than two Business Days after the last of the conditions to the Closing set forth in Article

VI have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), at the offices of Sherman & Howard L.L.C., 633 17th Street, Suite 3000, Denver, Colorado 80202, or at such other time or on such other date or at such other place as the Company and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

Article III REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedule, the Company represents and warrants to Buyer that the statements contained in this Article III are true and correct.

Section 3.01. Organization and Authority of the Company.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the state of Colorado, and has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business, and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Company has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and, subject to, in the case of the consummation of the Transaction, receipt of the Company Shareholder Approval as contemplated by Section 5.03, to consummate the transactions contemplated by this Agreement. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company, subject only, in the case of consummation of the Transaction, to the receipt of the Company Shareholder Approval as contemplated by Section 5.03. The Company Shareholder Approval is the only vote or consent of the holders of the Company’s capital stock necessary to approve and consummate the Transaction. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b) The Company Board, by resolutions duly adopted and, as of the date hereof, not subsequently rescinded or modified in any way, has, as of the date hereof (i) determined that this Agreement and the transactions contemplated hereby, including the Transaction, are fair to, and in the best interests of, the Company’s shareholders, (ii) directed that the Transaction contemplated by this Agreement be submitted to

Company’s shareholders for their approval pursuant to the rules of the NYSE MKT, (iii) approved and adopted the Amended and Restated Articles of Incorporation, subject to the approval of holders of two thirds of the Company’s outstanding shares of Common Stock, and (iv) resolved to recommend that Company shareholder approve the Transaction as set forth in this Agreement and approved such amendment to the Company’s articles of incorporation (collectively, the “Company Board Recommendation”) and directed that such matter be submitted for consideration of the shareholders of the Company at the Company Shareholder Meeting.

Section 3.02. Capitalization.

(a) The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, of which 48,333,180 shares are issued and outstanding, no shares were held in treasury or owned by the Company Subsidiary, 5,489,733 shares are reserved under  the Company’s outstanding warrants, 2,530,837 shares are reserved for issuance upon exercise of the Company’s outstanding stock options granted to Company employees and directors under the Company’s Benefit Plans, and a total of 1,458,741 shares are reserved for future grants under the Company’s Benefit Plans (571,848 shares under the UQM 2012 Equity Incentive Plan, 435,935 shares under theUQM Stock Plan for Non-Employee Directors,  236,389 shares under the UQM Stock Bonus Plan and 214,569 shares under the UQM Employee Stock Pruchase Plan), in each case at the close of business on the date of this Agreement.  As of the close of business on the date of this Agreement, there are no other shares of Common Stock issued and outsanding or reserved for issuance and there are no other securities convertible into shares of Common Stock.  Assuming receipt of the Company Shareholder Approval as contemplated by Section 5.03 and filing of Articles of Amendment to the Company’s Articles of Incorporation to implement the increase of capital stock authorized by the Company Shareholder Approval, the authorized capital stock of the Company consists of 175,000,000 shares of Common Stock.  The issued and outstanding shares have been, and all shares which may be issued will be, duly authorized, are validly issued, fully paid and non-assessable. At the Closing, Buyer will receive good and marketable title to the Shares, free and clear of all Encumbrances. Section 3.02 of the Disclosure Schedule sets forth a true and complete list of all Stock Options, Warrants or other rights to purchase or receive shares of Common Stock outstanding as of the date of this Agreement, including the number of shares of Common Stock subject thereto, expiration dates and exercise prices thereof and the names of the holders thereof. The Company has not issued any capital stock since March 31, 2016, other than (i) pursuant to the exercise of employee stock options under the Company’s stock option plans, (ii) the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans, (iii) the issuance of shares of Common Stock upon the exercise of warrants outstanding on March 31, 2016 and (iv) equity awards made to the officers and key employees of the Company as part of their annual compensation, as described in Section 3.02(a) of the Disclosure Schedule.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.

(b) Except as disclosed in the Company SEC Documents, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.  Except as set forth above in Section 3.02(a), (i) there are not issued, reserved for issuance or outstanding (A) any securities convertible into to exchangeable or exercisable for shares of capital stock of the Company or (B) any warrants, subscriptions, calls, options or other rights to acquire from the Company, or any obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company, and (ii) there are not any outstanding obligations of the Company to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. The Company is not a party to any voting agreement with respect to the voting of any such securities.

Section 3.03. Subsidiaries. Other than the Company Subsidiary, the Company has no direct or indirect subsidiaries.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of the Company Subsidiary, and such capital stock or other equity interests are free and clear of any liens, and all of the issued and outstanding shares of capital stock of the Company Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

Section 3.04. No Conflicts; Consents. The execution, delivery and performance by the Company of this Agreement, and (assuming receipt of the Company Shareholder Approval) the consummation of the Transaction, do not and will not: (a) result in a violation or breach of any provision of the articles of incorporation or by-laws of the Company; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to the Company or any of its assets; or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any Company Material Contract, except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not have a Material Adverse Effect. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the consummation of the Transaction, except for such filings as may be required to be made to CFIUS or the NYSE MKT.

Section 3.05. SEC Filings; Financial Statements; No Undisclosed Liabilities.

(a) The Company has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since March 31, 2011 (the “Company SEC Documents”). The Company has made available to Buyer all such Company SEC Documents that it has so filed or furnished prior to the date hereof. As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated subsidiaries at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC.

(c) The audited balance sheet of the Company for the fiscal year ended March 31, 2016 contained in the Company SEC Documents filed prior to the date hereof is hereinafter referred to as the “Company Balance Sheet”.  The Company does not have any liabilities (whether known or unknown, accrued, absolute, contingent or otherwise and whether due or to become due) other than liabilities that (i) are reflected or recorded on the Financial Statements (including in the notes thereto), (ii) were incurred since the date of the Financial Statements in the ordinary course of business, or (iii) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) The Company is not a party to, or has any commitment to become a party to, any off-balance sheet arrangement as such term is defined in Item 303 of Regulation S-K of the SEC.

(e) The books and records of the Company are consistent in all material respects with the Company Balance Sheet and the related consolidated statements of cash flow and operations for the fiscal years ended March 31, 2016 which have been audited (collectively, the “Financial Statements”).  Except as required by GAAP, the Company has not, between the last day of its most recently ended fiscal year and the date of this Agreement, made or adopted any material change in its accounting methods, practices or policies in effect on such last day of its most recently ended fiscal year.  Since March 31, 2011, the Company has not had any material dispute with any of its auditors regarding accounting matters or policies that is currently outstanding or that resulted (or would reasonably be expected to result) in an adjustment to, or any restatement of, the Financial Statements.  No current or former independent auditor for the Company has resigned or been dismissed from such capacity as a result of or in connection with any disagreement with the Company on a matter of accounting practices.

Section 3.06. Absence of Certain Changes or Events. Since the date of the Company Balance Sheet, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of the Company has been conducted in the ordinary course of business and there has not been or occurred:

(a) any Material Adverse Effect or any event, condition, change or effect that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) except as set forth in Section 3.06(b) of the Disclosure Schedule, any sale, lease, license or other disposition of any of the assets shown or reflected on the Company Balance Sheet (or any creation, assumption or incurrence of any Encumbrances upon such assets), except in the ordinary course of business and except for any assets having an aggregate value of less than $50,000;

(c) incurrence of any indebtedness for borrowed money in excess of an aggregate amount of $50,000;

(d) any entry into an employment agreement (or any amendment or modification of an employment agreement) providing for compensation in excess of $100,000, or any entry into any severance agreement or any labor, or union agreement or plan (or amendments of any such existing agreements or plan);

(e) any hiring or termination of the employment of any executive of the Company with annual aggregate non-equity compensation, including target bonuses, in excess of $100,000;

(f) except in the ordinary course of business, any (i) increase in the compensation or benefits payable to any Employee, (ii) modification of any severance policy applicable to any Employee resulting in any increase in the amount of severance payable to any such Employee (or expanding of the circumstances in which such severance is payable) or (iii) crediting of service in connection with any Benefit Plan to any Employee such that the total service credited to any such Employee exceeds the actual services of such Employee to the Company;

(g) granting Employees and non-employee directors equity compensation awards under Benefit Plans greater than 818,000 shares of Common Stock in the aggregate;
(h) acquisition of the assets, except in the ordinary course of business and except for any assets having an aggregate value of less than $50,000;

(i) adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(j) any liabilities required to be reflected in the Company Balance Sheet, disclosed in accordance with GAAP or disclosed in filings made with the SEC;
(k) any alteration in the Company’s method of accounting or change of its auditors;

(l) any dividend or distribution of cash or other property to the shareholders of the Company or purchase, redemption or any agreement to purchase or redeem any shares of the Common Stock or the declaration of any dividend or distribution of cash or other property;

(m) issuance of any equity securities to any officer, director of Affiliate of the Company, except pursuant to the existing Company equity plans;

(n) make or change any election with respect to Taxes, amend any Tax Return, or agree to settle any claim or assessment in respect of Taxes for an amount materially in excess of the amount accrued or reserved with respect thereto on the Company Balance Sheet;

(o) any (i) entering into any Contract other than any Contract that (1) was entered into in the ordinary course of business and (2) does not involve future payments by the Company of greater than $50,000 during any twelve (12) month period, (ii) material amendment to any Contract other than any amendment that (1) was effected in the ordinary course of business and (2) does not involve future payments by the Company of greater than $50,000 during any twelve (12) month period or (iii) any termination or waiver of any material right under any Contract other than in the ordinary course of business (excluding the expiration of any Contract in accordance with its terms); or

(p) any agreement to do any of the foregoing, or any action or omission that would result in any of the foregoing.
Section 3.07. Intellectual Property.

(a) Section 3.07(a) of the Disclosure Schedule lists all patents, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, mask works, inventions, technology, confidential know-how, formulae, trade secrets, confidential and proprietary information, computer software programs, domain names, and other intellectual property, and all registrations and applications for registration of any of the foregoing owned by the Company. Except as would not have a Material Adverse Effect, the Company owns, has a license to use, or has the right to use all Intellectual Property necessary to conduct the business as currently conducted (the “Company Intellectual Property”).

(b) Except as set forth in Section 3.07(b) of the Disclosure Schedule: (i) to the Company’s Knowledge, the Company Intellectual Property as currently licensed or used by the Company, and the Company’s conduct of its business as currently conducted, do not infringe, misappropriate or otherwise violate the Intellectual Property Rights of any Person; and (ii) to the Company’s Knowledge no Person is infringing, misappropriating or otherwise violating any Company Intellectual Property.

(c) The Company owns, or has rights to use, all patents, patent applications, industrial design rights, trademarks, trademark applications, service marks, service mark applications, mask works, trade names, trade secrets, inventions, technology, copyrights, licenses, confidential know-how, computer software programs, domain names, and other intellectual property rights and similar rights necessary or required for use in connection with its business as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  The Company has not received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two years from the date of this Agreement, except for those Intellectual Property Rights which expire on their own terms and not as a result of any action or inaction by Company.  Except as set forth in Section 3.07(c) of the Disclosure Schedule, the Company Intellectual Property Rights have been properly maintained and all applicable maintenance fees and renewal fees have been paid.  The Company has not received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect.  All such Intellectual Property Rights are enforceable.  Except as set forth Section 3.07(c) of the Disclosure Schedule, the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.08. Real Estate and Personal Property.

(a) Schedule 3.08 of the Disclosure Schedule contains a complete and accurate list of all real property, leaseholds or other interests therein owned by the Company or Company Subsidiary. Company Subsidiary has good and marketable title in fee simple to the Real Property owned by it and the Company has good and marketable title in all personal property owned by the Company that is material to its business, in each case free and clear of all Encumbrances, except as disclosed on Section 3.08(a) of the Disclosure Schedule for Encumbrances as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company. The Company does not lease any real property.

(b) The buildings, material improvements, installations and facilities included in the Real Property are free of any material physical or mechanical defects with respect to their intended uses, and all building systems (including heating, ventilation, air-conditioning, elevator, other mechanical, electrical, sprinkler, life safety and plumbing systems) are in normal operating condition, ordinary wear and tear excepted.  All water, sewer, gas electric, telephone, drainage facilities and all other utilities required by law or by normal operation of the Real Property are paid for and adequate to service the Real Property in its present use and to permit compliance in all material respects with all requirements of law and normal usage of the Real Property as currently used by the Company.

(c) The Company has not received written notice of any existing plan or study by any public authority or by any other person or entity that challenges or otherwise adversely affects the continuation of the use or operation of any Real Property and has no Knowledge of any such plan or study with respect to which it has not received written notice. To the Company’s Knowledge, there is no person or entity in possession of any Real Property other than the Company.  No third party has any right to acquire any of the Real Property or any interest therein, except as set forth on Section 3.08(a) of the Disclosure Schedule.

Section 3.09. Legal Proceedings; Governmental Orders.

(a) Except as set forth in Section 3.09 of the Disclosure Schedule, there are no actions, suits, claims, investigations or other legal proceedings pending or, to the Company’s Knowledge, threatened against or by the Company affecting any of its properties or assets which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, or which, individually or in the aggregate, would reasonably be expected to affect the Company’s ability to perform its obligations under this Agreement or otherwise impede, prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(b) Except as set forth in Section 3.09 of the Disclosure Schedule, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting (or, to the Company’s Knowledge, investigations involving) the Company or any of its properties or assets which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

Section 3.10. Compliance With Laws; Permits.

(a) Except as set forth in Section 3.10 of the Disclosure Schedule, the Company is in compliance with all Laws applicable to it or its business, operations, properties or assets, except where the failure to be in compliance, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. Since March 31, 2011, the Company has not received any written notice to the effect that a Governmental Authority claimed or alleged that the Company was not in compliance with all Laws applicable to it, any of its properties or assets or any of its businesses or operations, except for instances of noncompliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(b) All Permits required for the Company to conduct its business have been obtained by it and are valid and in full force and effect, except where the failure to obtain such Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. There has occurred no violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of (with or without notice or lapse of time or both), any Permit, except for violations, defaults or events that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

Section 3.11. Environmental Matters. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) Each of the Company and the Company Subsidiary is, and has been, in compliance with all Environmental Laws, including by obtaining and complying with all Environmental Permits required under applicable Environmental Laws for the operation of the business of the Company as currently conducted.

(b) The Company has not (i) generated, treated, handled, used, stored, caused or allowed the release or disposal of, arranged for the disposal of, or transported any Hazardous Materials, at, on, to or from (A) any Real Property, or (B) any property or facility which has been named, listed or nominated for potential listing, on any list of contaminated sites promulgated pursuant to CERCLA or any other Environmental Law; or (ii) to its Knowledge caused or allowed the exposure of any employee or any third party to any Hazardous Materials.

(c) Neither the Company nor the Company Subsidiary has received written notice of and there is no Legal Action pending, or to the Knowledge of the Company,

threatened against the Company or the Company Subsidiary, alleging any liability (including without limitation STRICT LIABILITY) under or non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other remediation or compliance under any Environmental Law. Neither the Company nor the Company Subsidiary is subject to any Governmental Order from, or written agreement by or with, any Governmental Entity or third party imposing any liability or obligation with respect to any of the foregoing.

Section 3.12. Employee Benefit Matters.

(a) Section 3.12(a) of the Disclosure Schedule contains a true and complete list of each material pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, membership interest or membership interest-based, stock or stock-based, change in control, retention, severance, vacation, paid time off, welfare, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, (i) which is maintained, sponsored, contributed to, or required to be contributed to by Company or any ERISA Affiliate, or (ii) under which Company or any ERISA Affiliate has any Liability, whether maintained, sponsored, or contributed to by the Company or ERISA Affiliate (each, a “Benefit Plan”). The Company has separately identified in Section 3.12(a) of the Disclosure Schedule each Benefit Plan that is maintained, sponsored, contributed to, or required to be contributed to by Company or any ERISA Affiliate primarily for the benefit of employees outside of the United States (a “Non-U.S. Benefit Plan”).

(b) With respect to each material Benefit Plan, the Company has made available accurate, current and complete copies of each of the following: (i) the plan document together with all amendments; (ii) where applicable, copies of any trust agreements or other funding arrangements, custodial agreements, insurance policies and contracts, administration agreements and similar agreements; (iii) copies of any summary plan descriptions, summaries of material modifications, employee handbooks and any other material written communications (or a description of any material oral communications) relating to any Benefit Plan; (iv) in the case of any Benefit Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination, opinion or advisory letter from the Internal Revenue Service; (v) in the case of any Benefit Plan for which a Form 5500 is required to be filed, a copy of the two most recently filed Form 5500, with schedules and financial statements attached; (vi) actuarial valuations and reports related to any Benefit Plans with respect to the two most recently completed plan years; (vii) the most recent nondiscrimination tests performed under the Code; and (viii) copies of material notices, letters or other correspondence from the Internal Revenue Service, Department of Labor, Pension

Benefit Guaranty Corporation or other Governmental Authority relating to the Benefit Plan.

(c) Each Benefit Plan and related trust complies with all applicable Laws and the terms of the Benefit Plan.  Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) has received a favorable determination letter or, with respect to a prototype or volume submitter plan, an opinion letter from the Internal Revenue Service to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income taxation under Sections 401(a) and 501(a) of the Code, and, to the Company’s Knowledge, nothing has occurred that could reasonably be expected to adversely affect the qualified status of any Qualified Benefit Plan.  All benefits, contributions and premiums required by and due under the terms of each Benefit Plan or applicable Law have been timely paid in accordance with the terms of such Benefit Plan, the terms of all applicable Laws and GAAP.

(d) No Benefit Plan: (i) is subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code; or (ii) is a “multi-employer plan” (as defined in Section 3(37) of ERISA).  Neither the Company nor any ERISA Affiliate: (i) has withdrawn from any pension plan under circumstances resulting (or expected to result) in a liability to the Pension Benefit Guaranty Corporation; or (ii) has engaged in any transaction which would give rise to a liability of the Company or Buyer under Section 4069 or Section 4212(c) of ERISA.  Nothing has occurred with respect to any Benefit Plan that has subjected or could reasonably be expected to subject Company or any ERISA Affiliate to a material penalty under Section 502 of ERISA or to material tax or penalty under Section 4975 of the Code.

(e) Other than as required under Section 4980B of the Code or other applicable Law, no Benefit Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment.

(f) Except as set forth in Section 3.12(e) of the Disclosure Schedule, there is no pending or, to Company Knowledge, threatened action relating to a Benefit Plan (other than routine claims for benefits), and no Benefit Plan has within the three years prior to the date hereof been the subject of an examination or audit by a Governmental Authority or the subject of an application or filing under or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority.

(g) Except as set forth in Section 3.12(f) of the Disclosure Schedule, neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will: (i) result in the payment to any Employee, director or consultant of any money or other property; or (ii) accelerate the vesting of or provide any additional rights or benefits (including funding of compensation or benefits through a trust or otherwise) to any Employee, director or consultant, except as a result of any partial plan termination resulting from this Agreement.  Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in “excess parachute payments” within the meaning of Section 280G(b) of the Code.
Section 3.13. Employment Matters.

(a) The Company is not a party to, or bound by, any collective bargaining or other agreement with a labor organization representing any of its Employees. Since March 31, 2011, there has not been, nor, to the Company’s Knowledge, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting the Company.

(b) The Company is in compliance with all applicable Laws pertaining to employment and employment practices to the extent they relate to employees of the Company, except to the extent non-compliance would not result in a Material Adverse Effect. There are no actions, suits, claims, investigations or other legal proceedings against the Company pending, or to the Company’s Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former employee of the Company, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay or any other employment related matter arising under applicable Laws.

Section 3.14. Taxes.
(a) Except as set forth in Section 3.14 of the Disclosure Schedule:

(i) The Company has filed (taking into account any valid extensions) all Tax Returns required to be filed by the Company. Such Tax Returns are true, complete and correct in all material respects. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business. All material Taxes due and owing by the Company have been paid or accrued. No claim has ever been made by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.  There are no Encumbrances for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company.

(ii) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company.
(iii) There are no ongoing or pending audits, actions, suits, claims, investigations or other legal proceedings by any taxing authority against the Company.
(iv) The Company is not a party to any Tax-sharing agreement.
(v) All Taxes which the Company is obligated to withhold from amounts owing to any employee, creditor or third party have been withheld and paid.

(vi) The Company is not obligated to make any payments and is not a party to any agreement, contract, arrangement or plan that could result, separately or in the aggregate, in the payment of any amount that will not be fully deductible as a result of Code Section 162(m) (or any corresponding provision of state, local, or non U.S. Tax law).

(vii) The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(1)(A)(ii).

(viii) The Company has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) and has no liability for the Taxes of any person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or no-U.S. law), as a transferee or successor, by contract or otherwise.

(ix) The Company is not and has not been a party to any “reportable transaction,” as defined in Code Section 6707A(c)(1) and Treasury Regulation Section 1.601-4(b).
(x) The Company has not been a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(xi) The Company has (i) complied with the requirements of Section 482 of the Code and the Treasury Regulations thereunder (and all comparable provisions of state, local or foreign law), and (ii) prepared and maintained adequate documentation in respect of transactions with related parties governed by Section 482 of the Code and the Treasury Regulations thereunder (and all comparable provisions of state, local or foreign Law).

(xii) The Company has not undergone an “ownership change” within the meaning of Section 382(g) of the Code.

(xiii) There is currently no limitation on the utilization of net operating losses, capital losses, built-in losses, credits or similar items of the Company under Section 269, 382, 383, 384 or 1502 of the Code and Treasury Regulations promulgated thereunder (and any comparable provisions of state, local and foreign Tax Law).

(xiv) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of an amount that will not be fully deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local or foreign Tax Law).

(xv) The Company has not agreed to or would reasonably be expected to be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any:  (i) change in method of accounting pursuant to Section 481(a) of the

Code or any similar provision of state, local or foreign Tax Law by reason of a change in accounting method initiated by the Company for a Tax period ending on or prior to the Closing Date; (ii) closing agreement described in Section 7121 of the Code (or any corresponding or similar provision of federal, state, local, or foreign Tax Law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of federal, state, local or foreign Tax Law); or (v) election under Section 108(i) of the Code (or comparable provisions of state, local or foreign Tax Law).

Section 3.15. Material Contracts. The Company is not a party to, and none of its properties or assets is subject to, any Contract that is of a nature required to be filed as an exhibit to a report or filing under the Securities Act or the Exchange Act, other than any Contract that is filed as an exhibit to Company SEC Documents. All the Company Material Contracts are valid and binding on the Company, enforceable against it in accordance with its terms, and are in full force and effect. Neither the Company nor, to the Knowledge of the Company, any third party has violated any provision of, or failed to perform any obligation required under the provisions of any Company Material Contract.  Neither the Company nor, to the Knowledge of the Company, any third party is in breach of or default (with or without notice or lapse of time or both) under, or has received written notice of breach, of any Company Material Contract, or has waived or failed to enforce any rights or benefits thereunder.

Section 3.16. Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged.  To the Company’s Knowledge, it will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

Section 3.17. Proxy Statement. None of the information included or incorporated by reference in the letter to the shareholders, notice of Company Shareholder Meeting, proxy statement and forms of proxy (collectively, the “Company Proxy Statement”), to be filed with the SEC in connection with the Company Shareholder Meeting, will, at the date it is first mailed to the Company’s shareholders or at the time of the Company Shareholder Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to any information supplied by Buyer expressly for inclusion or incorporation by reference in the Company Proxy Statement. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

Section 3.18. Fairness Opinion. The Company has received the written opinion of the Duff & Phelps, LLC and has provided a copy of such opinion to Buyer to the effect that, as of the date of this Agreement and based upon and subject to the qualifications and assumptions set forth therein, the Transaction Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.

Section 3.19. Brokers. Except for BDA Advisors, Inc., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

Section 3.20. Trade Law Compliance.

(a) Company is in compliance with all applicable Customs & International Trade Laws, and  at no time in the past five (5) years has the Company committed any material violation of the applicable Customs & International Trade Laws, and there are no material unresolved disputes or Proceedings concerning any liability of the Company with respect to any such Customs & International Trade Laws.

(b) The Company has not received written notice that it is currently subject to any civil or criminal investigation, litigation, audit, compliance assessment, Customs-focused assessment, penalty proceeding or assessment, liquidated damages proceeding or claim, forfeiture or forfeiture action, record-keeping inquiry, assessment of additional duty for failure to properly mark imported merchandise, notice to properly mark merchandise or return merchandise to Customs custody, claim for additional Customs duties or fees, denial order, suspension of export privileges, U.S. Government sanction, or any other action, proceeding or claim by a government agency (domestic or foreign) involving or otherwise relating to any alleged or actual violation of the Customs & International Trade Laws or relating to any alleged or actual non-payment of Customs duties, fees, taxes or other amounts owed pursuant to the applicable Customs & International Trade Laws, and in the past five (5) years, all Customs duties and fees, all other import duties and fees owed for merchandise imported by it or imported on its behalf into the United States, other than those disclosed in Section 3.20 of the Disclosure Schedule, have been paid by or on behalf of the Company

(c) To the Company’s knowledge, the Company has not made or provided any material false statement or omission to any government agency (domestic or foreign) or to any purchaser of products, in connection with the exportation of commodities, software, or technical data ("items") or the importation of merchandise, the valuation or classification of imported merchandise or exported items, the duty treatment of imported merchandise, the eligibility of imported merchandise for favorable duty rates or other special treatment, country-of-origin marking, NAFTA Certificates, marking and labeling requirements for textiles and apparel, other statements or certificates concerning origin, quota or visa rights, export licenses or other export authorizations, Electronic Export Information (formerly referred to as Shippers Export Declaration Forms), U.S.-content requirements, licenses or other approvals required by any government or agency, or any other requirement relating to the applicable Customs & International Trade Laws.

(d) The Company has not, and, no director, officer, employee, agent, representative or other Person acting for or on behalf of the Company has directly or indirectly made, any contribution, gift, bribe, kickback or other payment, whether in the form of money, property or services, to a foreign official for an improper purpose, including (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained for or in respect of the Company or the Company, or (iv) or in any other manner or for any other purpose that violates the FCPA or other applicable anticorruption Laws.

(e) Except for those records listed on Section 3.20 of the Disclosure Schedule, Company’s records, assets, products, software, and technology (i) are not defense articles or defense services subject to the International Traffic in Arms Regulations, (ii) have an Export Control Classification Number of EAR99, (iii) do not require a license to be exported to any countries with which it has previously conducted business, including without limitation the Peoples Republic of China, or to be disclosed to such countries’ nationals, including without limitation Chinese nationals, and (iv) do not require a license to be disclosed to Buyer, its parent company, or their Chinese national employees.

Article IV REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Company that the statements contained in this Article IV are true and correct.

Section 4.01. Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of California. All the issued and outstanding capital stock of Buyer is owned by Parent. Buyer has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.02. No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) result in a violation or breach of any provision of the charter and other organizational documents of Buyer or Parent; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer or Parent; or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement to which Buyer or Parent is a party, except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer or Parent in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for such consent, approval and/or filings as may be required by CFIUS, under the HSR Act, by the Hong Kong Stock Exchange or under the SEHK Listing Rules and such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby.

Section 4.03. Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.

Section 4.04. Legal Proceedings.

(a) There are no actions, suits, claims, investigations or other legal proceedings pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby or otherwise impede, prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(b) There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting (or, to Buyer’s Knowledge, investigations involving) Buyer or any Affiliate of Buyer which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby.

Section 4.05. Investment Purpose. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Buyer is able to bear the economic risk of holding the Shares for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

Section 4.06. Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company and the Company for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of the Company set forth in Article III of this Agreement (including the related portions of the Disclosure Schedule); and (b) none of the Company, the Company or any other Person has made any representation or warranty as to the Company, the Company or this Agreement, except as expressly set forth in Article III of this Agreement (including the related portions of the Disclosure Schedule).

Section 4.07. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Article V COVENANTS

Section 5.01. Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer, the Company shall: (a) conduct the business of the Company in the ordinary course of business; and (b) use commercially reasonable efforts to maintain and preserve intact the current organization, business and reputation of the Company and to preserve the rights, goodwill and relationships of its Employees, customers, suppliers, regulators and others having business relationships with the Company. From the date hereof until the Closing Date, except as consented to in writing by Buyer, the Company shall not cause or permit the Company to take any action that would cause any of the changes, events or conditions described in Section 3.06 to occur.  Without limiting the generality of the foregoing, from the date hereof until the Closing, except as consented to in writing by Buyer, the Company shall not (i) enter into or amend any employment, consulting, indemnification, severance or termination agreement with any Person, or any entry into any severance agreement or any labor, or union agreement or plan (or amendments of any such existing agreements or plan, (ii) establish, adopt, enter into or amend in any material respect any Benefit Plan except as required by applicable law, (iii) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary and usual course of business, under any Benefit Plan, (iv) hire as an employee, consultant or independent contractor any Person, or (v) make any change to the 2017 Fiscal Year Budget of the Company, a copy of which had been provided to Buyer.
Section 5.02. No Solicitation.

(a) The Company shall not and shall not authorize or permit its directors, officers, employees, agents, advisors and investment bankers (with respect to any Person, the foregoing Persons are referred to herein as such Person’s “Representatives”) to, directly or indirectly, solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal, or, subject to (b), (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company to,  afford access to the business, properties, assets, books or records of the Company to, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, any Takeover Proposal, or (ii) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Takeover Proposal (each, a “Company Acquisition Agreement”). Subject to (b) neither the Company Board nor any committee thereof shall fail to make, withdraw, amend, modify or materially qualify, in a manner adverse to Buyer, the Company Board Recommendation, or recommend a Takeover Proposal, fail to recommend against acceptance of any tender offer or exchange offer for the shares of Company Common Stock within ten Business Days after the commencement of such offer, or make any public statement inconsistent with the Company Board Recommendation, or resolve or agree to take any of the foregoing actions (any of the foregoing, a “Company Adverse Recommendation Change”).

(b) Notwithstanding Section 5.02(a), prior to the receipt of the Company Shareholder Approval, the Company Board, directly or indirectly through any Representative, may, subject to Section 5.02(c), (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal in writing that the Company Board believes in good faith, after consultation with outside legal counsel and its other advisors, constitutes or would reasonably be expected to result in a Superior Proposal, (ii) thereafter furnish to such third party non-public information relating to the Company or any of its Subsidiaries pursuant to an executed confidentiality agreement on terms no less favorable to the Company than the Buyer Confidentiality Agreement (a copy of which confidentiality agreement shall be promptly (in all events within 24 hours) provided for informational purposes only to Buyer), (iii) following receipt of and on account of a Superior Proposal, make a Company Adverse Recommendation Change, and/or (iv) take any action that any court of competent jurisdiction orders the Company to take (which order remains unstayed), but in each case referred to in the foregoing clauses (i) through (iv), only if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to cause the Company Board to be in breach of its fiduciary duties under applicable Law. Nothing contained herein shall prevent the Company Board from disclosing to the Company’s shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a Takeover Proposal, if the Company determines, after consultation with outside legal counsel, that failure to disclose such position would constitute a violation of applicable Law.

(c) The Company Board shall not take any of the actions referred to in clauses (i) through (iv) of Section 5.02(b) unless the Company shall have delivered to Buyer a prior written notice advising Buyer that it intends to take such action. The Company shall notify Buyer promptly (but in no event later than 48 hours) after it obtains knowledge of the receipt by the Company (or any of its Representatives) of any Takeover Proposal, any inquiry that would reasonably be expected to lead to a Takeover Proposal, any request for non-public information relating to the Company or for access to the business, properties, assets, books or records of the Company by any third party. In such notice, the Company shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request. The Company shall keep Buyer fully informed, on a current basis, of the status and material terms of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof. The Company shall provide Buyer with at least 48 hours prior notice of any meeting of the Company Board (or such lesser notice as is provided to the members of the Company Board) at which the Company Board is reasonably expected to consider any Takeover Proposal. The Company shall promptly provide Buyer with a list of any non-public information concerning the Company’s business, present or future performance, financial condition or results of operations, provided to any third party, and, to the extent such information has not been previously provided to Buyer, copies of such information.

(d) Except as set forth in this Section 5.02(d) the Company Board shall not make any Company Adverse Recommendation Change or enter into a Company Acquisition Agreement. Notwithstanding the foregoing, at any time prior to the receipt of the Company Shareholder Approval, the Company Board may make a Company Adverse Recommendation Change or enter into a Company Acquisition Agreement (provided that the Company shall concurrently pay to Buyer the Termination Fee as provided in Section 7.05(b)), if: (i) the Company promptly notifies Buyer, in writing, at least three Business Days (the “Notice Period”) before making a Company Adverse Recommendation Change or entering into a Company Acquisition Agreement, of its intention to take such action with respect to a Superior Proposal, which notice shall state expressly that the Company has received a Takeover Proposal that the Company Board intends to declare a Superior Proposal and that the Company Board intends to make a Company Adverse Recommendation Change and/or the Company intends to enter into a Company Acquisition Agreement; (ii) the Company attaches to such notice the most current version of the proposed agreement (which version shall be updated on a prompt basis) and the identity of the third party making such Superior Proposal; (iii) the Company shall, and shall use its reasonable best efforts to cause its Representatives to, during the Notice Period, negotiate with Buyer in good faith to make such adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if Buyer, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price, the Notice Period shall be extended, if applicable, to ensure that at least three Business Days remains in the Notice Period subsequent to the time the Company notifies Buyer of any such material revision (it being understood that there may be multiple extensions)); and (iv) the Company Board determines in good faith, after consulting with outside legal counsel and its other advisors, that such Takeover Proposal continues to constitute a Superior Proposal after taking into account any adjustments made by Buyer during the Notice Period in the terms and conditions of this Agreement.

Section 5.03. Company Shareholder Meeting; Preparation of Proxy Materials.

(a) Subject to the terms set forth in this Agreement, the Company shall take all actions necessary to duly call, give notice of, convene and hold the Company Shareholder Meeting as soon as reasonably practicable after the date of this Agreement but no later than 160 days after June 28, 2016, and, in connection therewith, the Company shall mail the Company Proxy Statement to the holders of Company Common Stock in advance of such meeting. Except to the extent that the Company Board shall have effected a Company Adverse Recommendation Change as permitted by Section 5.02(b) hereof, the Company Proxy Statement shall include the Company Board Recommendation. Subject to Section 5.02 hereof, the Company shall use reasonable best efforts to (i) solicit from the holders of Common Stock proxies in favor of the approval of the Transaction and (ii) take all other actions necessary or advisable to secure the Company Shareholder Approval. The Company shall keep Buyer updated with respect to proxy solicitation results as requested by the Buyer. Once the Company Shareholder Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Shareholder Meeting without the consent of Buyer (other than (i) in order to obtain a quorum of its shareholders or (ii) as reasonably determined by the Company to comply with applicable Law). Notwithstanding anything contained herein to the contrary, the Company shall not be required to hold the Company Shareholder Meeting if this Agreement is terminated before the meeting is held.

(b) In connection with the Company Shareholder Meeting, as soon as reasonably practicable following the date of this Agreement the Company shall prepare and file the Company Proxy Statement with the SEC. Buyer and the Company will cooperate and consult with each other in the preparation of the Company Proxy Statement. Without limiting the generality of the foregoing, Buyer will furnish the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Company Proxy Statement. The Company shall not file the Company Proxy Statement, or any amendment or supplement thereto, without providing Buyer a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by the Company). The Company shall use its reasonable best efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Company Proxy Statement as promptly as practicable after receipt thereof and to cause the Company Proxy Statement in definitive form to be cleared by the SEC and mailed to the Company’s shareholders as promptly as reasonably practicable following filing with the SEC.  The Company agrees to consult with Buyer prior to responding to SEC comments with respect to the preliminary Company Proxy Statement.  Each of Buyer and the Company agree to correct any information provided by it for use in the Company Proxy Statement which shall have become false or misleading and the Company shall promptly prepare and mail to its shareholders an amendment or supplement setting forth such correction. The Company shall as soon as reasonably practicable (i) notify Buyer of the receipt of any comments from the SEC with respect to the Company Proxy Statement and any request by the SEC for any amendment to the Company Proxy Statement or for additional information and (ii) provide Buyer with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Company Proxy Statement.

Section 5.04. Deposit.  Prior to the execution of this Agreement, Buyer has paid, the Deposit in cash to the Escrow Agent to be held in the Escrow Account until such time as it is applied to the Purchase Price at the Closing or returned to Buyer or exchanged for Common Stock in accordance with Section 7.06. Any interest earned on the Deposit shall be the property of Buyer and shall be returned to Buyer at the Closing or any termination of this Agreement pursuant to Article 7.

Section 5.05. Access to Information.  Upon reasonable notice, and except as may otherwise be prohibited by applicable Law, the Company shall afford to Buyer and its Representatives, reasonable access during normal business hours during the period prior to the Closing to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to Buyer (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as Buyer may reasonably request; provided, however, that the foregoing shall not require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality. Without limiting the generality of the foregoing, as soon as practicable after the date hereof the Company shall provide reasonable access to the outside auditors of the Buyer for a site visit of the Company and provide any and all information and assistance reasonably requested by the Buyer in order for such auditors to complete the financial audit of the Company as required by the Hong Kong Stock Exchange and the SEHK Listing Rules.

Section 5.06. Confidentiality. Buyer and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Mutual Nondisclosure Agreement, dated October 7, 2013 between Buyer and the Company (the “Buyer Confidentiality Agreement”), which shall survive the termination of this Agreement in accordance with the terms set forth therein.

Section 5.07. Post-Closing Board Composition Matters. At least two Business Days prior to the Closing, the Company shall deliver to Buyer (a) the written resignation, effective as of the Closing Date, of the current director of the Company who will not be on the Post-Closing Board, (b) resolutions of the Company Board reflecting any actions taken by the Company Board in connection with the Post-Closing Board Composition, which shall include increasing the size of the Company Board to nine members and electing the five Proxy Nominees to the Post-Closing Board, and (c) resolutions of the Company Board adopting the Bylaw Amendment.

Section 5.08. Post-Closing Board Corporate Governance Matters.

(a) Following the Closing, the Post-Closing Board shall adopt such policies and procedures as necessary to ensure that any transactions between Buyer or its Affiliates, on the one hand, and the Company and its subsidiaries, on the other hand, will be approved by the Post-Closing Board consistent with their fiduciary duty to all of the Company’s shareholders and in compliance with requirements of the CBCA.  The Post-Closing Board shall ensure that the Company following the Closing properly discloses, pursuant to the rules and regulations of the SEC, any related party transactions.

(b) Following the Closing, the Post-Closing Board shall adopt such policies and procedures as necessary to ensure that (i) the members of the audit committee of the Post-Closing Board satisfy the requirements of Rule 10A-3 under the Exchange Act and the applicable independence and audit committee composition rules of NYSE MKT, and (ii) the Company’s independent public auditors will continue to be appointed by the audit committee of the Post-Closing Board in compliance with the requirements of the NYSE MKT and SEC, including Rule 10A-3 under the Exchange Act.

(c) Following the Closing, the Post-Closing Board shall adopt such policies and procedures as necessary to ensure that the appointment or removal of the principal accounting officer (as such term is defined by the SEC) of the Company is approved by a majority of members of the Post-Closing Board, which majority shall include a majority of the members of the audit committee that meets the requirements of Rule 10A-3 under the Exchange Act in furtherance of their responsibilities in oversight of the Company’s financial reporting.  The Parties agree that the principal accounting officer does not need to also be the Company’s principal financial officer.

Section 5.09. Grant of Irrevocable Proxy.  Simultaneously with the the Closing, Buyer will grant an irrevocable proxy in the form attached hereto as Exhibit F (the “Irrevocable Proxy”) to Dr. Yung Yeung, the chairman of the board of directors of

Parent and a U.S. citizen (the “Proxy Representative”), irrevocably appointing the Proxy Representative as Buyer’s representative to exercise in the absolute discretion of the Proxy Representative all voting rights attaching to the Shares or exercisable by Buyer after the Closing in its capacity as a shareholder of the Company.

Section 5.10. Management.  The management of the Company on the Closing Date shall continue as the management of the Company following the Closing Date, subject to such subsequent election or removal of such members of management as are approved by the Post-Closing Board or as otherwise provided pursuant to Section 5.08(c).  Following the Closing Date, the Company shall continue to honor the terms and agreements in its employment agreements with management.  The Company will use its reasonable efforts to maintain the continuity of its management as of the Closing Date through June 30, 2017.

Section 5.11. Director and Officer Indemnification and Insurance.

(a) Buyer agrees that all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, an officer or director of the Company, as provided in the articles of incorporation or by-laws of the Company, in each case as in effect on the date of this Agreement, shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms.

(b) The Company shall, and Buyer shall cause the Company to (i) maintain in effect for a period of three years after the Closing Date, if available, the current policies of directors’ and officers’ liability insurance maintained by the Company immediately prior to the Closing Date (provided that the Company may substitute therefor policies, of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company when compared to the insurance maintained by the Company as of the date hereof), or (ii) obtain as of the Closing Date “tail” insurance policies with a claims period of six years from the Closing Date with at least the same coverage and amounts, and containing terms and conditions that are not less advantageous to the directors and officers of the Company, in each case with respect to claims arising out of or relating to events which occurred on or prior to the Closing Date (including in connection with the transactions contemplated by this Agreement).

(c) The obligations of Buyer and the Company under this Section 5.11(c) shall not be terminated or modified in such a manner as to adversely affect any director or officer to whom this Section 5.11(c) applies without the consent of such affected director or officer (it being expressly agreed that the directors and officers to whom this Section 5.11(c) applies shall be third-party beneficiaries of this Section 5.11(c), each of whom may enforce the provisions of this Section 5.11(c)).

(d) In the event that following the Closing the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of the Company shall assume all of the obligations set forth in this Section 5.11(d).

Section 5.12. Operations Following Closing.

(a) The headquarters of the Company shall remain in Colorado following the Closing for at least three years.  The Post-Closing Board shall take such efforts as are necessary to ensure that absent any material change, the Company’s core technology will remain in the United States and the Company’s primary research and development efforts continuing to be conducted at the Company’s Colorado facility, in each case for at least three years.

(b) Following the Closing, the Company shall continue to support its current customers and to seek new customers on a world-wide basis for its products, under the oversight of the Post-Closing Board.

(c) During the period commencing at the Closing and ending on the date which is 36 months from the Closing (or if earlier, the date of the employee’s termination of employment with the Company), the Company shall provide each Employee (other than those Employees with employment agreements with the Company) who remains employed immediately after the Closing and who signs an Employee Agreement (“Company Continuing Employee”) with: (i) base salary or hourly wages which are no less than the base salary or hourly wages provided by the Company immediately prior to the Closing; (ii) target bonus opportunities, if any, which are no less than the target bonus opportunities provided by the Company immediately prior to the Closing, provided that, at the discretion of Buyer, the Company may provide cash compensation in lieu of equity-based compensation; and (iii) retirement and welfare benefits that are no less favorable in the aggregate than those provided by the Company immediately prior to the Closing; provided, however, that nothing herein shall confer or be construed to confer on any such employee any right to continue in the employment of the Company or interfere in any way with the right of the Company to terminate the employment of such Company Continuing Employee at any time (with or without cause) or to modify such employee’s compensation or benefits at any time, subject to the terms of any applicable Benefits Plans or existing employment contracts. This Section 5.12(c) shall operate exclusively for the benefit of the parties to this Agreement and not for the benefit of any other Person, including, without limitation, any current, former or retired employee of the Company.

(d) From the date hereof until the Closing, the Company shall use commercially reasonable efforts to have each Employee sign an Employee Agreement, in form agreed to by the Company and Buyer.

Section 5.13. Governmental Approvals and Other Third-party Consents.

(a) Each party hereto shall, as promptly as possible, use its reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement including approval by CFIUS. Each party shall cooperate fully with the other party in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals. Notwithstanding the foregoing, neither party hereto shall be required to agree to any divestitures, licenses, hold separate arrangements, mitigation agreements or similar matters, including covenants affecting business operating practices, if such divestitures, licenses, arrangements, agreements or similar matters, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, assets and liabilities (contingent or otherwise), taken together, or financial condition of either the Company or Buyer.

(b) At the date that the parties determine is 45 days prior to the estimated Closing Date, the parties shall determine pursuant to the rules under the HSR Act the value of Common Stock to be held by Buyer as a result of the Transaction.  If required by the HSR Act based on the value of such Common Stock, each party hereto agrees to make as promptly as practicable an appropriate filing pursuant to the HSR Act with respect to the transactions contemplated by this Agreement and to supply as promptly as practicable to the appropriate Governmental Authority any additional information and documentary material that may be requested pursuant to the HSR Act.  If filings are required to be made pursuant to the HSR Act, each party shall be responsible for one half of the HSR Act filing fee pursuant to Section 8.01 of this Agreement.

(c) The Company and Buyer shall use commercially reasonable efforts to give all notices to, and obtain all consents from, all third parties that are described in Section 3.04 of the Disclosure Schedule;  provided, however, that the Company shall not be obligated to pay any consideration therefor to any third party from whom consent or approval is requested.

Section 5.14. Reasonable Efforts to Satisfy Closing Conditions. From the date hereof until the Closing, each party hereto shall use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VI hereof.  In connection with the foregong under this Section 5.14,  subject to the terms set forth in this Agreement, Buyer shall, and shall cause Parent to, take all actions necessary to duly call, give notice of, convene and hold a general meeting of Parent’s shareholders for the purpose of obtaining the Parent Shareholder Approval as soon as reasonably practicable after the date of this Agreement but no later than 175 days after June 28, 2016, and, in connection therewith, Parent shall take such actions as are required by applicable law and the rules of the Hong Kong Stock Exchange to secure the Parent Shareholder Approval.

Section 5.15. Supplement to Disclosure Schedule. From time to time prior to the Closing, the Company shall have the right (but not the obligation) to supplement or amend the Disclosure Schedule hereto with respect to any matter hereafter arising or of which it becomes aware after the date hereof (each a “Schedule Supplement”). Any disclosure in any such Schedule Supplement shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of the termination rights contained in this Agreement or of determining whether or not the conditions set forth in Section 6.02 have been satisfied.

Section 5.16. Public Announcements. The initial press releases by the Company and Buyer respectively with respect to this Agreement and the transactions contemplated hereby shall be mutually agreed to by the Company and Buyer and shall be issued as soon as practical following the execution of this Agreement and outside of NYSE MKT and Hong Kong Stock Exchange trading hours. Thereafter, unless otherwise required by applicable Law or NYSE MKT and Hong Kong Stock Exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.  Buyer and Company acknowledge (i) that a copy of this Agreement will be included, together with the initial press release of the Company, on a report on Form 8-K filed by the Company with the SEC no later than four Business Days following execution of this Agreement, (ii) that the Buyer will make a short announcement as soon as practical following the execution of this Agreement in connection with the suspension of trading of Buyer’s stock on the Hong Kong Stock Exchange, and (iii) that as soon as practical after the announcement described in clause (ii) above, Buyer will issue a press release filed with and approved by the Hong Kong Stock Exchange.

Section 5.17. Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Article VI CONDITIONS TO CLOSING

Section 6.01. Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) Each of the Company Shareholder Approval and the Buyer Approval shall have been obtained and notice of such approval provided to the other party.

(b) The Company shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 3.04 and Buyer shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 4.02 in each case, in form and substance reasonably satisfactory to Buyer and the Company, and no such consent, authorization, order and approval shall have been revoked.

(c) No suit, action or other proceeding shall be pending before any Government Authority in which it sought to restrain or prohibit the transactions contemplated hereby or that could reasonably be expected to have a Material Adverse Effect. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

Section 6.02. Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of the Company contained in Article III, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or words of similar import, shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(b) the Company shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c) Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of the Company, that each of the conditions set forth in (a) and (b) have been satisfied.

(d) Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying (i) that attached thereto are true and complete copies of all resolutions adopted by the Company Board authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions set forth herein, including, but not limited to, election of the Proxy Nominees, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby, and (ii) receipt of the Company Shareholder Approval.
(e) The Company shall have delivered, or caused to be delivered, to Buyer stock certificates evidencing the Shares, free and clear of Encumbrances.
(f) The Company shall have delivered to Buyer an executed Registration Rights Agreement, substantially in the form attached hereto as Exhibit A.

(g) The Company shall have taken such actions so that the Proxy Nominees shall have been appointed to the Post-Closing Board, all in accordance with the organizational documents of the Company and in compliance with all applicable Laws, including the Securities Act and the Exchange Act.

(h) Buyer shall have received from Sherman & Howard L.L.C., counsel to the Company, an opinion dated as of the Closing Date substantially in the form attached hereto as Exhibit D.
(i) The Company Board shall have adopted the Amendment to Bylaws of the Company substantially in the form attached hereto as Exhibit E to be effective at Closing (the “Bylaw Amendment”).

(j) The issued shares of Common Stock remaining listed for trading on the NYSE MKT at all times from the date of this Agreement and up to the date of fulfillment or waiver (the “Fulfillment Date”) of the last in time to be fulfilled of the Closing Conditions in this Article VI (other than this condition), save for:

A. any suspension or suspensions not exceeding 15 trading days of the NYSE MKT in aggregate in the preceding 12 months for whatever cause; or
B. any suspension in connection with the clearance of any public announcements or circulars in connection with this Agreement or the transactions contemplated hereunder; and

C. no written notification being received on or before the Fulfilment Date from NYSE MKT to the effect that the trading of the Common Stock will or may be withdrawn or objected to as a result of Closing or in connection with the terms of this Agreement.

Section 6.03. Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Company’s waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Buyer contained in Article IV, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or words of similar import, shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby.

(b) Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c) the Company shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in (a) and (b) have been satisfied.

(d) the Company shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the Transaction and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby.

(e) Buyer shall have delivered to the Company cash in an amount equal to the Closing Payment by wire transfer in immediately available funds, to an account or accounts designated at least two Business Days prior to the Closing Date by the Company in a written notice to Buyer.

Article VII TERMINATION

Section 7.01. Termination By Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date (notwithstanding any receipt of Company Shareholder Approval) by mutual written consent of Buyer and the Company.

Section 7.02. Termination By Either Buyer or the Company. This Agreement may be terminated by either Buyer or the Company at any time prior to the Closing Date (notwithstanding receipt of the Company Shareholder Approval):

(a) if the Company Shareholder Approval has not been received on or prior to 180 days after June 28, 2016, which may be extended by mutual consent of the parties hereto (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(a) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this

Agreement has been the cause of, or resulted in, the failure of the Company Shareholder Approval to be received on or before the End Date;

(b) if the Buyer Approval has not been received on or prior to the End Date; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(b) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the failure of the Buyer Approval to be received on or before the End Date;

(c) if any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order making illegal, permanently enjoining or otherwise permanently prohibiting the consummation of the Transaction or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(c) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement or entry of any such Law or Governmental Order;

(d) if approval from CFIUS for this Transaction has not been received on or prior to the End Date; or

(e) if notification is required to be filed pursuant to the HSR Act and the waiting period with respect to such notification has not expired or early termination for such waiting period has not been received by the End Date.

(f) if the condition to Closing set forth in Section 6.01(c) is not reasonably capable of being satisfied or on or prior to the End Date; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(f) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, such failure.

Section 7.03. Termination By Buyer. This Agreement may be terminated by Buyer at any time prior to the Closing Date (notwithstanding receipt of the Company Shareholder Approval):

(a) if (i) a Company Adverse Recommendation Change shall have occurred, (ii) the Company shall have entered into, or publicly announced its intention to enter into, a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement), (iii) the Company shall have breached or failed to perform in any material respect any of the covenants and agreements set forth in Section 5.02 or failed to call or hold the Company Shareholder Meeting by the End Date, (iv) a tender offer or exchange offer relating to Company Common Stock shall have been commenced by a Person unaffiliated with Buyer and the Company shall not have sent to its shareholders pursuant to Rule 14e-2 under the Securities Act, within ten Business Days after such tender offer or exchange offer is first published, sent or given, a statement reaffirming the Company Board Recommendation and recommending that shareholders reject such tender offer or exchange offer, or (v) the Company or the Company Board (or any committee thereof) shall publicly announce its intentions to do any of actions specified in this Section 7.03(a); or

(b) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach would give rise to the failure of a condition to the Closing set forth in Section 6.02(a) or Section 6.02(b), as applicable, and such breach is not cured by the Company within 20 days following receipt of written notice of such breach from Buyer, or if a condition to Closing set forth in Section 6.02(a) and Section 6.02(b) is not reasonably capable of being satisfied or on or prior to the End Date.

Section 7.04. Termination by the Company. This Agreement may be terminated by the Company at any time prior to the Closing Date (notwithstanding, in the case of (b) immediately below, receipt of the Company Shareholder Approval):

(a) if prior to the receipt of the Company Shareholder Approval, the Company Board authorizes the Company, in full compliance with the terms of this Agreement, including Section 5.02 hereof, to enter into a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement) in respect of a Superior Proposal; provided that in the event of such termination, the Company substantially concurrently enters into such Company Acquisition Agreement;

(b) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, which breach would give rise to the failure of a condition to the Closing set forth in Section 6.03(a) or Section 6.03(b), as applicable, and such breach is not cured by the Buyer within 20 days following receipt of written notice of such breach from the Company, or if a condition to Closing set forth in Section 6.03(a) or Section 6.03(b)~~,~~ is not reasonably capable of being satisfied or on or prior to the End Date.

Section 7.05. Notice of Termination; Effect of Termination.

(a) The party desiring to terminate this Agreement pursuant to Section 7.02, Section 7.03 or Section 7.04 shall deliver written notice of such termination to the other party hereto specifying with particularity the reason for such termination, and any such termination shall be effective immediately upon delivery of such written notice to the other party. If this Agreement is terminated pursuant to Article VII, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any shareholder, director, officer, employee, agent or Representative of such party) to any other party hereto, except (i) with respect to Section 5.06, this Section 7.05, Section 7.06 and Article VIII (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect and (ii) with respect to any liabilities or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the breach by another party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.
(b) In the event that this Agreement is terminated:
(i) by Buyer pursuant to Section 7.03(a), or

(ii) by Buyer pursuant to Section 7.03(b) and all conditions to Closing set forth in Sections 6.01 and 6.03 have been satisfied or duly waived, other than conditions which, by their nature, are to be satisfied on the Closing Date and other than Sections 6.01 (a) and (b) to the extent such actions have not yet been completed or occurred, or

(iii) by the Company pursuant to Section 7.04(a), or

(iv) by Buyer or the Company pursuant to Section 7.02(a) and (A) prior to the time of such termination a Takeover Proposal had been publicly announced or otherwise communicated to the Company and (B) within six (6) months of such termination, the Company enters into a binding agreement with respect to, or consummates, the transaction contemplated by such Takeover Proposal then the Company shall pay to Buyer an amount in cash equal to $3,000,000 (the “Termination Fee”), which shall be payable within five Business Days after such termination (except that in the case of clause (iv) above, the payment of the Termination Fee shall be made upon the earlier of the consummation of such transaction and the 90th day following the entering into by the Company of the binding agreement described therein) by wire transfer of immediately available funds.

Section 7.06. Treatment of Deposit Following Termination.

(a) If this Agreement is terminated by either Buyer or the Company pursuant to Section 7.01, as a condition to such termination the parties shall have determined whether the Deposit is to be returned by the Company to Buyer or whether the Deposit shall be retained by the Company in exchange for the Company’s issuance of a shares of Common Stock equal to the amount of the Deposit divided by the Exchange Price (the “Conversion Shares”), and delivery by the Company to the Buyer of an executed Registration Rights Agreement substantially in the form attached hereto as Exhibit A with respect to the Conversion Shares, which issuance of Conversion Shares and delivery of the Registration Rights Agreement shall be effected  no later than five Business Days following the date of termination of the Agreement.  As used in this Section 7.06, the “Exchange Price” shall mean (i) $0.60 per share of Common Stock if the VWAP Price is equal to or less than $0.60 per share, (ii) the VWAP Price per share of Common Stock if the VWAP Price is greater than $0.60 per share and less than $0.72 per share, or (iii) $0.72 per share of Common Stock if the VWAP Price is equal to or greater than $0.72, in each case as adjusted for any stock split, stock reverse split, stock dividend, or similar transactions that took place between the date hereof and the date of such termination.  As used herein, “VWAP Price” shall mean the volume weighed average of the closing per share market price of Common Stock, as reported on the NYSE MKT, for the 90-day period immediately preceding the date of the termination of the Agreement.

(b) If this Agreement is terminated:
(i) by the Company or Buyer pursuant to Section 7.02(a), Section 7.02(b), Section 7.02(c) or Section 7.02(f), or
(ii) by Buyer pursuant to Section 7.03, or
(iii) by the Company pursuant to Section 7.04 (unless subject to clause (d) below),

then the Escrow Agent shall return the Deposit plus interest to Buyer (by wire transfer of immediately available funds) within five Business Days following the date of such termination.

(c) If this Agreement is terminated by the Company pursuant to Section 7.02(d) or Section 7.02(e) and all conditions to Closing set forth in Sections 6.01 and 6.02 have been satisfied or duly waived, other than conditions which, by their nature, are to be satisfied on the Closing Date and other than Sections 6.01 (a) and (b) to the extent such actions have not yet been completed or occurred, the Escrow Agent shall pay the Deposit to the Company (by wire transfer of immediately available funds) in exchange for the Company’s issuance of Conversion Shares and delivery to Buyer of an executed Registration Rights Agreement substantially in the form attached hereto as Exhibit A with respect to the Conversion Shares, which issuance of Conversion Shares and delivery of the Registration Rights Agreement shall be effected no later than five Business Days following the date of termination of the Agreement. Except as set forth in Section 7.06(e), the exchange of the Deposit for Conversion Shares under this Section 7.06(c) shall be the exclusive remedy for the Company under this Agreement in the event this Agreement is terminated by the Company pursuant to Section 7.02(d) or Section 7.02(e).

(d) If this Agreement is terminated by the Company pursuant to Section 7.04(b) and all conditions to Closing set forth in Sections 6.01 and 6.02 have been satisfied or duly waived, other than conditions which, by their nature, are to be satisfied on the Closing Date and other than Sections 6.01 (a) and (b) to the extent such actions have not yet been completed or occurred, the Escrow Agent shall pay the Deposit to the Company (by wire transfer of immediately available funds) within five Business Days following the date of termination of the Agreement. Except as set forth in Section 7.06(e), the payment of the Deposit to the Company under this Section 7.06(d) shall be the exclusive remedy for the Company under this Agreement in the event this Agreement is terminated by the Company pursuant to Section 7.04(b).

(e) The Company hereby agrees that any and all liability of Buyer (other than fraud and willful misconduct on the part of Buyer or any of its Representatives) in connection with any breach (actual or alleged) of any representation, warranty, covenant or agreement hereunder shall terminate upon the return, exchange or payment of the Deposit pursuant to this Section 7.06, and the Company hereby waives any claim it may have against Buyer in connection with such breach.

Article VIII MISCELLANEOUS

Section 8.01. Expenses. Except as otherwise expressly provided in Section 5.13(b), all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, however, that (a) Buyer and the Company shall each be responsible for one-half of all filing and other similar fees payable in connection with any filings or submissions under the HSR Act, (b) Buyer shall be responsible for the entire amount of any cost of counsel selected by Buyer to advise with respect to the CFIUS application and approval process in connection with the Transaction, but each party shall be responsible for its own costs in preparing necessary material for the CFIUS submission; (c) the Company shall be responsible for the fee associated with the fairness opinion delivered to the board of directors of the Company related to the transactions contemplated by this Agreement, (d) the Company shall pay all amounts payable to BDA Advisors, Inc., and (e) the Company shall pay all amounts payable to the NYSE MKT or any other out-of-pocket expenses incurred by the Company.

Section 8.02. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by an internationally recognized overnight courier (receipt requested); or (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02):

If to the Company:UQM Technologies, Inc.
4120 Specialty Place
Longmont, CO 80504
Telephone: (303) 682-4956
Facsimile:  303-682-4933
jmitchell@uqm.com
Attn:  Chief Executive Officer

with a copy to:Sherman & Howard L.L.C.
633 Seventeenth Street, Suite 3000
Denver, CO  80202
Facsimile:  (303) 298-0940: gjensen@shermanhoward.com
Attn:  Garth B. Jensen

If to Buyer:American Compass, Inc.
800 E. Colorado Blvd.
Suite 888
Pasadena, CA 91101
Telephone:  626-683-9210
Facsimile:   626-683-0693
E-mail:       jimmy_wang_la@yahoo.com

with a copy to:Locke Lord LLP
Terminus 200
3333 Piedmont Road NE, Suite 1200
Atlanta, GA 30305
Facsimile: (404) 872-5547
tim.xia@lockelord.com
Attn:  Tim Xia, Esq.

Section 8.03. Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedule and Exhibits mean the Articles and Sections of, and Disclosure Schedule and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedule and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 8.04. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.05. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.06. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement, the Exhibits and Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule), the statements in the body of this Agreement will control.

Section 8.07. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.08. No Third-party Beneficiaries. Except as provided in Section 5.11, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.09. Amendment. At any time prior to the Closing Date, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Shareholder Approval, by written agreement signed by each of the parties hereto; provided, however, that following the receipt of the Company Shareholder Approval, there shall be no amendment or supplement to the provisions of this Agreement which by Law or in accordance with the rules of any relevant self~~-~~ regulatory organization would require further approval by the holders of Common Stock without such approval.

Section 8.10. Extension; Waiver. At any time prior to the Closing Date, Buyer or the Company may (a) extend the time for the performance of any of the obligations of the other party(ies), (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement, or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.
Section 8.11. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction).

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF CALIFORNIA IN EACH CASE LOCATED IN THE CITY AND COUNTY OF LOS ANGELES, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11(c).

Section 8.12. Specific Performance.  The Company hereby acknowledges and agrees that Buyer would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that any non-performance or breach of this Agreement by the Company could not be adequately compensated by monetary damages alone and that the parties hereto would not have any adequate remedy at law. Accordingly, in addition to any other right or remedy to which Buyer may be entitled, at law or in equity (including monetary damages), Buyer shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief, to prevent breaches or threatened breaches of any of the provisions of this Agreement without posting any bond or other undertaking. The Company agrees that it will not contest the appropriateness of specific performance as a remedy.

Section 8.13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

UQM Technologies, Inc.

By /s/DAVID I. ROSENTHAL

Name:  David Rosenthal

Title:  Chief Financial Office

American Compass, Inc.

By /s/ CHARLES HUANG

Name: Charles Huang

Title: Director

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2016, is made by and among UQM Technologies, Inc., a Colorado corporation (the “Company”), and American Compass, Inc., a California company (the “Stockholder”). The Company and the Stockholder are sometimes referred to herein individually as a “Party” and together as the “Parties”.

RECITALS

A. This Agreement is entered into in connection with that certain Stock Issuance and Purchase Agreement between and among the Company and the Stockholder, dated of even date herewith (the “Purchase Agreement”), which provides for, among other things, the issuance and sale by the Company to the Stockholder of the Company’s common stock, par value $.01 per share, which upon issuance will represent a majority of the total issued and outstanding shares of common stock of the Company, on a fully diluted basis;

B. Subject to the terms and conditions herein, the Stockholder and the Company desire to enter into this Agreement to provide for certain rights and obligations of the Stockholder and the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01.Definitions.  (a) As used in this Agreement, the following terms have the following meanings:

“Affiliate” means with respect to any Party, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  It being understood and agreed that, for purposes hereof, neither the Company nor any subsidiary of the Company shall be deemed to be an Affiliate of the Stockholder.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York City or Hong Kong are authorized or obligated by law or executive order to close.

“Common Stock” means common stock of the Company, par value $0.01 per share, and any and all securities of any kind whatsoever of the Company that may be issued by the Company after the date hereof in respect of, in exchange for, or in substitution of, Common Stock, pursuant to any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

“Company” has the meaning set forth in the preamble.

“Company Securities” means (i) the Common Stock, (ii) securities convertible into or exchangeable for Common Stock and (iii) any options, warrants or other rights to acquire Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority.

“Person” means an individual, partnership, limited liability company, corporation, trust, other entity, association, estate, unincorporated organization or a government or any agency or political subdivision thereof.

“Public Offering” means an underwritten public offering of Registrable Securities pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Registrable Securities” means, at any time, any Shares until (i) a registration statement covering such Shares has been declared effective by the SEC and such Shares have been disposed of pursuant to such effective registration statement, (ii) such Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) such Shares are otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for such Shares not bearing a restricted legend and such Shares may be resold without subsequent registration under the Securities Act.  For the avoidance of doubt, the Stockholder’s Registrable Securities shall include the Conversion Shares as such term is defined in the Purchase Agreement.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of Company Securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.04(i)), (vii) reasonable fees and expenses of any special experts retained by the Company (including independent international consultants) in connection with such registration, (viii) reasonable fees, out-of-pocket costs and expenses of the Stockholder, including its counsel, (ix) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) transfer taxes and costs of insurance, if any.

“Registration Statement” means a registration statement in the form required to register the resale of Registrable Shares under the Securities Act and other applicable law, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144”  means Rule 144 (or any successor provisions) promulgated under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shares” means shares of Common Stock.

“Stockholder” has the meaning set forth in the preamble.

“Transfer” means (a) a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of Common Stock, or any legal or beneficial interest therein, including the grant of an option or other right or the grant of any interest that would result in the Stockholder no longer having the power to vote, or cause to be voted, the Stockholder Common Stock, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law or (b) any agreement to take or commit to any of the foregoing actions; and “Transferred,” “Transferee,” “Transferor,” and “Transferability” shall each have a correlative meaning. For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest held by the Stockholder or its Affiliate, of all or substantially all of whose assets are, directly or indirectly, Company Shares shall constitute a “Transfer” of Common Stock for purposes of this Agreement.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

(b)Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Company.....................................................................................	Preamble
Damages.....................................................................................	2.05
Demand Registration...................................................................	2.01(a)
Indemnified Party.........................................................................	2.07
Indemnifying Party.........................................................................	2.07
Inspectors...................................................................................	2.04(h)
Maximum Offering Size.................................................................	2.01(b)
Piggyback Registration.................................................................	2.02(a)
Records.......................................................................................	2.04(h)
Registering Stockholders...............................................................	2.01(a)
Requesting Stockholder...............................................................	2.01(a)

Section 1.02.Other Definitional and Interpretative Provisions.

(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.

(c)The term “including” is not limiting and means “including without limitation.”

(d)The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II
REGISTRATION RIGHTS

Section 2.01.Demand Registration. (a) If at any time following the Closing of the Purchase Agreement, the Company shall receive a request (a “Demand Notice”) from the Stockholder (referred to herein as the “Requesting Stockholder”) that the Company effect the registration under the Securities Act of all or any portion of such Requesting Stockholder’s Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested registration (each such request shall be referred to herein as a “Demand Registration”) at least 2 Business Days prior to the anticipated pricing date of the offering relating to such Demand Registration to any other stockholders having similar rights and thereupon shall use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(i)all Registrable Securities for which the Requesting Stockholder has requested registration under this Section 2.01; and

(ii)subject to the restrictions set forth in Sections 2.01(d) and 2.02, all other Registrable Securities of the same class as those requested to be registered by the Requesting Stockholder that any stockholders with rights to request registration (all such stockholders, together with the Requesting Stockholder, and any stockholders participating in a Piggyback Registration pursuant to Section 2.02, the “Registering Stockholders”) have requested the Company to register by request received by the Company within one (1) Business Day after such Registering Stockholders receive the Company’s notice of the Demand Registration;

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided, however, that, subject to Section 2.01(c), the Company shall not be obligated to effect more than one Demand Registration within a 12 month period requested by the Stockholder; and further provided, that a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered in the aggregate is reasonably expected to result in gross cash proceeds in excess of $10,000,000.  The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Registration is effectuated.

(b)A Demand Registration shall not be deemed to have occurred:

(i)unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Registering Shareholders included in such registration have actually been sold thereunder); or

(ii)if the Maximum Offering Size is reduced in accordance with Section 2.01(e) such that less than 50% of the Registrable Securities of the Requesting Shareholders sought to be included in such registration are included.

(c)If a Demand Registration involves an underwritten Public Offering and the managing underwriter advises the Company and the Registering Stockholders that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i)first, all Registrable Securities of the Stockholder; and

(ii)second, all Registrable Securities requested to be included in such registration by any other Registering Stockholder or Person, including the Company (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such other Registering Stockholders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each such Registering Stockholder).

(d)Upon notice to each Registering Stockholder, the Company may postpone effecting a registration pursuant to this Section 2.01 on one occasion during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 90 days (which period may not be extended or renewed), if i) an investment banking firm of recognized national standing shall advise the Company and the Registering Stockholders in writing that effecting the registration would materially and adversely affect an offering of securities of such Company, the preparation of which had then been commenced or ii) the Company is in possession of material non-public information, and the Company reasonably believes that the disclosure of such information during the period specified in such notice would not be in the best interests of the Company.

Section 2.02.Piggyback Registration. (a) If the Company proposes to register any Company Securities under the Securities Act (other than a registration on Form S-8, S-4 or F-4, or any successor forms, relating to Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, the Company shall promptly notify the Stockholder in writing of its intention to do so, which notice shall set forth such Stockholder’s rights under this Section 2.02 and shall offer the Stockholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as the Stockholder may request (a “Piggyback Registration”), subject to the provisions of Section 2.02(b).  Upon the request of the Stockholder made within ten (10) Business Day after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by the Stockholder), the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Stockholder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided that (1) if such registration involves an underwritten Public Offering, the Stockholder must sell its requested Registrable Securities to the underwriters selected as provided in Section 2.04(f)(i) on the same terms and conditions as apply to the Company, and (2) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 2.2(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall promptly give notice to the Stockholder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.  No registration effected under this Section 2.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 2.01.  The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(b)If a Piggyback Registration involves an underwritten Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.01(c) shall apply) and the managing underwriter advises the Company that, in its view, the number of Registrable Securities that the Company and such stockholders who intend to be included in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i)first, so much of the Registrable Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size;

(ii)second, all Registrable Securities of the Stockholder and other stockholders who have demand registration rights (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Stockholder and any other stockholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each); and

(iii)third, all Registrable Securities requested to be included in such registration by any stockholders, who do not have demand registration rights (allocated,

if necessary for the offering not to exceed the Maximum Offering Size).

Section 2.03.Lock-Up Agreements.  If any registration of Registrable Securities shall be effected in connection with a Public Offering, neither the Company nor any Stockholder representative who is a director or executive officer of the Company shall effect any public sale or distribution, including any sale pursuant to Rule 144, of Registrable Securities during the period beginning 14 days prior to the anticipated pricing of the offering until 180 days following the pricing of the offering (subject to customary “booster-shot” extensions and exceptions to be agreed upon with the lead-managing underwriter for the Public Offering).

Section 2.04.Registration Procedures. Whenever the Stockholder requests that any Registrable Securities be registered pursuant to Section 2.01 or 2.02, subject to the provisions of such Sections, the following procedures shall apply:

(a)The Company shall use all commercially reasonable efforts to cause such registration to become effective under the Securities Act and remain continuously effective (including by supplementing and amending such Registration Statement to be current and in conformity with the Securities Act and the policies, rules and regulations of the SEC to the extent necessary to ensure that it is available for resales of the Registrable Securities) until the earlier of (x) the date on which all Registrable Securities have been sold pursuant to such Registration Statement and (y) the date on which all Registrable Securities are eligible for resale under Rule 144 promulgated under the Securities Act (without regard to the volume limitations contained in Rule 144(e))(the “Effectiveness Period”); and

(b)The Company shall effect any Demand Registration on Form S-3 (except if the Company is not then eligible to register for resale the Common Stock on Form S-3, in which case such Demand Registration Statement shall be effected on Form S-1 or another appropriate form for such purpose pursuant to the Securities Act) and if the Company becomes, and is at the time of its receipt of a Demand Notice, a WKSI, the Demand Registration shall be effected pursuant to an Automatic Shelf Registration Statement, which shall be on Form S-3A or any equivalent or successor form under the Securities Act (if available to the Company).

(c)Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each participating stockholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such stockholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the Securities Act and such other documents as such stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such stockholder.  The Stockholder shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to the Stockholder and the Company shall use its reasonable best efforts to comply with such request; provided, however, that the Company shall not have any obligation so to modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the stockholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each stockholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(e)The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Stockholder holding such Registrable Securities reasonably (in light of such Registering Stockholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such stockholder to consummate the disposition of the Registrable Securities owned by such stockholder; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.04(e), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(f)The Company shall immediately notify each Registering Stockholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Stockholder and file with the SEC any such supplement or amendment.

(g)The Stockholder shall have the right, in its sole discretion, to select an underwriter or underwriters in connection with any Public Offering resulting from the exercise of a Demand Registration.  In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(h)Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by the Stockholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 2.04 and any attorney, accountant or other professional retained by any such Stockholder or underwriter (collectively, the “Inspectors”), all financial and other records (including technical information), pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement.  Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction.  The Stockholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Registrable Securities unless and until such information is made generally available to the public.  The Stockholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(i)The Company shall furnish to each Registering Stockholder and to each such underwriter, if any, a signed counterpart, addressed to such Registering Stockholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the Stockholder or the managing underwriter therefor reasonably requests.

(j)The Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.04(f), the Stockholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by

Section 2.04(f), and, if so directed by the Company, the Stockholder shall deliver to the Company all copies, other than any permanent file copies then in the Stockholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.  If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.04(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.04(f) to the date when the Company shall make available to such Stockholder a prospectus supplemented or amended to conform with the requirements of Section 2.04(f).

(k)The Company shall use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

Section 2.05.Indemnification by the Company.  The Company agrees to indemnify and hold harmless the Stockholder, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or free writing prospectus (as defined in Rule 405 under the Securities Act), or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Stockholder or on such Stockholder’s behalf expressly for use therein.  The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Stockholder provided in this Section 2.05.

Section 2.06.Indemnification by the Stockholder.  The Stockholder hereby agrees to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Stockholder, but only with respect to information furnished in writing by or on behalf of the Stockholder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.  The Stockholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 2.06.  As a condition to including Registrable Securities in any registration statement filed in accordance with Article 2, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.  The Stockholder shall not be liable under this Section 2.06 for any Damages in excess of the net proceeds realized by the Stockholder in the sale of Registrable Securities of the Stockholder to which such Damages relate.

Section 2.07.Conduct of Indemnification Proceedings.  If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 2, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 2.08.Participation in Public Offering.  The Stockholder shall not participate in any Public Offering hereunder unless such Stockholder (a) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 2.09.Other Indemnification.  Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and the Stockholder with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 2.10.Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, at all times after the date hereof, the Company agrees to:

(a)make and keep public information available, as those terms are understood and defined in Rule 144;

(b)use its reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, for so long as the Company is subject to the Exchange Act; and

(c)furnish to the Stockholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Stockholder to sell any Registrable Securities without registration.

Section 2.11.No Transfer of Registration Rights. None of the rights of the Stockholder under this Article 2 shall be assignable by the Stockholder to any Person acquiring Securities in any Public Offering or pursuant to Rule 144, except a transfer to an Affiliate of the Stockholder or in connection with the transfer of all Common Stock held by the Stockholder to a third party.

ARTICLE III
MISCELLANEOUS

Section 3.01.Term.  This Agreement shall terminate upon the earlier of (a) twenty (20) years after the closing date of the Purchase Agreement, (b) the time at which all Company Securities are held by Persons other than the Stockholder, including, without limitation, such Transfer permitted by Section 2.11, and (c) the time at which all Registrable Securities have been sold in accordance with one or more Registration Statements; provided that the following provisions shall survive any such termination: (3) the provisions of Sections 2.04, 2.05, 2.06, 2.07 and 2.09 with respect to any offering of Registrable Securities completed before the date the Stockholder ceased to own any Company Securities, and Article 3.

Section 3.02.Binding Effect; Assignability; Benefit.  (a)  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

(b)Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 3.03.Notices.  Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed to the Company or the Stockholder at the address set forth below:

If to the Company:	UQM Technologies, Inc. 4120 Specialty Place Longmont, CO 80504 Facsimile: 303-682-4933 jmitchell@uqm.com Attn: Chief Executive Officer

with a copy to:	Sherman & Howard L.L.C. 633 Seventeenth Street, Suite 3000 Denver, CO 80202 Facsimile: (303) 298-0940 gjensen@shermanhoward.com Attn: Garth B. Jensen

If to Buyer:	American Compass, Inc. 800 E. Colorado Blvd. Suite 888 Pasadena, CA 91101 Telephone: 626-683-9210 Facsimile: 626-683-0693 E-mail: jimmy_wang_la@yahoo.com Attn: Jimmy Wang

with a copy to:	Locke Lord LLP Terminus 200 3333 Piedmont Road NE, Suite 1200 Atlanta, GA 30305 Facsimile: (404) 872-5547 tim.xia@lockelord.com Attn: Tim Xia, Esq.

Section 3.04.Waiver; Amendment. No provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing executed by the Company with approval of the Board of Directors (including a majority of directors who are not Buyer Nominees (as such term is defined in the Purchase Agreement)) and the Stockholder.  In addition, any party may waive any provision of this Agreement with respect to itself by an instrument in writing executed by the party against whom the waiver is to be effective.

Section 3.05.Governing Law.  This Agreement is governed by and will be construed in accordance with the laws of the State of Colorado, excluding any conflict-of-laws rule or principle (whether of Colorado or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

Section 3.06.Jurisdiction.  Each of the parties (a) consents to submit itself to the personal jurisdiction of the District Court in the State of Colorado in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such Court. Each Party hereby agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 3.03 shall be effective service of process for any suit or proceeding in connection with this Agreement.

Section 3.07.WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. The Company or the Stockholder may file an original counterpart or a copy of this Section 3.07 with any court as written evidence of the consent of any of the Parties to the waiver of their rights to trial by jury.

Section 3.08.Specific Performance.  It is hereby agreed and acknowledged that it will be impossible to measure the money damages that would be suffered if the parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Each party shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to seek injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond.

Section 3.09.Counterparts; Effectiveness.  This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original.

Section 3.10.Entire Agreement.  This Agreement and the Purchase Agreement constitute the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

Section 3.11.Severability.  In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

Section 3.12.[Future Grants. The Company shall not grant to any third party any registration rights without the prior written consent of the Stockholder, so long as any of the registration rights under this Agreement remains in effect.](1)

(1)  Section 3.12 shall only apply only in the event of a Closing under the Purchase Agreement and shall not apply to Conversion Shares as such term is defined in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

THE COMPANY:

By:
Name:
Title:

THE STOCKHOLDER:
American Compass, Inc.

By:
Name:
Title:

EXHIBIT B

FORM OF ESCROW AGREEMENT

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of June 17, 2016 (“Escrow Agreement”), is by and among UQM Technologies, Inc., a Colorado corporation (“Seller”);  American Compass, Inc., a California corporation (“Purchaser”); and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as escrow agent hereunder (“Escrow Agent”).

BACKGROUND

A. Purchaser and Seller have entered into confidential negotiations relating to potentially entering into a Stock Issuance and Purchase Agreement (the “Underlying Agreement”), pursuant to which Purchaser is purchasing shares of Seller.  Pursuant to a Letter Agreement between Seller and Purchaser of even date (the “Letter Agreement”) Purchaser has agreed to deposit the Escrow Funds (defined below) in a segregated escrow account to be held by Escrow Agent pursuant to the Letter Agreement and if the Seller and Purchaser enter into the Underlying Agreement, the Escrow Funds shall serve as earnest money thereunder.

B. Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement.

C. Purchaser and Seller have appointed the Representatives (as defined below) to represent them for all purposes in connection with the funds to be deposited with Escrow Agent and this Escrow Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.Definitions.  The following terms shall have the following meanings when used herein:

“Escrow Funds” shall mean the funds deposited with Escrow Agent pursuant to Section 3 of this Agreement, together with any interest and other income thereon.

“Joint Written Direction” shall mean a written direction executed by the Representatives and directing Escrow Agent to disburse all or a portion of the Escrow Funds or to take or refrain from taking any other action pursuant to this Escrow Agreement.

“Purchaser Representative” shall mean the person(s) so designated on Schedule C hereto or any other person designated, in a writing signed by Purchaser and delivered to Escrow Agent and the Seller Representative in accordance with the notice provisions of this Escrow Agreement, to act as its representative under this Escrow Agreement.

“Purchaser Written Direction” shall mean a written direction executed by the Purchaser Representative and directing Escrow Agent to disburse all of the Escrow Funds to Purchaser.

“Representatives” shall mean the Seller Representative and the Purchaser Representative.

“Seller Representative” shall mean the person(s) so designated on Schedule C hereto or any other person designated in a writing signed by Seller and delivered to Escrow Agent and the Purchaser Representative in accordance with the notice provisions of this Escrow Agreement, to act as its representative under this Escrow Agreement.

2.Appointment of and Acceptance by Escrow Agent.  Purchaser and Seller hereby appoint Escrow Agent to serve as escrow agent hereunder.  Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds in accordance with this Escrow Agreement.  Upon execution of the Underlying Agreement, if ever, Seller and Purchaser shall jointly notify Escrow Agent, who shall continue to hold the Escrow Funds as earnest money under the Underlying Agreement.

3.Deposit of Escrow Funds.  Simultaneously with the execution and delivery of this Escrow Agreement, Purchaser will transfer the Escrow Funds in the amount of USD Three Million Dollars (USD $3,000,000.00) by wire transfer of immediately available funds, to an account designated by Escrow Agent.

4.Disbursements of Escrow Funds.

a.If the Underlying Agreement is not fully executed, Escrow Agent shall disburse Escrow Funds at any time and from time to time upon receipt of, and in accordance with, a Purchaser Written Direction.  Such Purchaser Written Direction shall contain complete payment instructions, including wiring instructions or an address to which checks shall be sent.  If Purchaser sends Escrow Agent a Purchaser Written Direction, it shall also send such to Seller simultaneously.

b.After execution of the Underlying Agreement, Escrow Agent shall disburse Escrow Funds at any time and from time to time, upon receipt of, and in accordance with, a Joint Written Direction.  Such Joint Written Direction shall contain complete payment instructions, including wiring instructions or an address to which a check shall be sent.

c.Prior to any disbursement, Escrow Agent shall have received reasonable identifying information regarding the recipient such that Escrow Agent may comply with its regulatory obligations and reasonable business practices, including without limitation a completed United States Internal Revenue Service (“IRS”) Form W-9 or original IRS Form W-8, as applicable.  All disbursements of funds from the Escrow Funds shall be subject to the fees and claims of Escrow Agent and the Indemnified Parties pursuant to Section 11 and Section 12 below.

5.Suspension of Performance; Disbursement into Court.  If, at any time, (i) there shall exist any dispute between Purchaser, Seller or the Representatives with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, (ii) Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of all or any portion of the Escrow Funds or Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) Purchaser and Seller have not, within 10 calendar days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 8 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

a.suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed.

b.petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction, in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

Escrow Agent shall have no liability to Purchaser, Seller or the Representatives, their respective owners, shareholders or members or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

6.[reserved]

7.Investment of Funds.  Based upon Purchaser’s and Seller’s prior review of investment alternatives, in the absence of further specific written direction to the contrary, the Escrow Agent is directed to initially invest and reinvest the Escrow Funds in the investment vehicle indicated on Schedule B hereto.  The Representatives may provide written instructions changing the investment of the Escrow Funds to the Escrow Agent; provided, however, that no investment or reinvestment may be made except in the following:  (a) direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United State of America; (b) U.S. dollar denominated deposit accounts and certificates of deposits issued by any bank, bank and trust company, or national banking association (including Escrow Agent and its affiliates), which such deposits are either (i) insured by the Federal Deposit Insurance Corporation or a similar governmental agency, or (ii) with domestic commercial banks which have a rating on their short- term certificates of deposit on the date of purchase of “A-1” or “A-l+” by S&P or “P-1” by Moody’s and maturing no more than 360 days after the date of purchase (ratings on holding companies are not considered as the rating of the bank); (c) repurchase agreements with any bank, trust company, or national banking association (including Escrow Agent and its affiliates); or (d) institutional money market funds, including funds managed by Escrow Agent or any of its affiliates; provided that the Escrow Agent will not be directed to invest in investments that the Escrow Agent in its sole discretion determines are not consistent with the Escrow Agent’s policy or practices.  Purchaser and Seller acknowledge that the Escrow Agent does not have a duty nor will it undertake any duty to provide investment advice.

If Escrow Agent has not received a written instruction from the Representatives at any time that an investment decision must be made, Escrow Agent is directed to invest the Escrow Funds, or such portion thereof as to which no written investment instruction has been received, in the investment indicated on Schedule B hereto.  All investments shall be made in the name of Escrow Agent. Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to Purchaser and Seller, sell or liquidate any of the foregoing investments at any time for any disbursement of Escrow Funds permitted or required hereunder.  All investment earnings shall become part of the Escrow Funds and investment losses shall be charged against the Escrow Funds.  Escrow Agent shall not be liable or responsible for loss in the value of any investment made pursuant to this Escrow Agreement, or for any loss, cost or penalty resulting from any sale or liquidation of the Escrow Funds.  With respect to any Escrow Funds received by Escrow Agent after twelve o’clock, p.m., Central Standard Time, Escrow Agent shall not be required to invest such funds or to effect any investment instruction until the next day upon which banks in St. Paul, Minnesota and the New York Stock Exchange are open for business.

8.Resignation of Escrow Agent.  Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving ten (10) days prior written notice to the Purchaser and Seller specifying a date when such resignation shall take effect.  Upon any such notice of resignation, Purchaser and Seller jointly shall appoint a successor Escrow Agent hereunder prior to the effective date of such resignation.  If the Purchaser and Seller fail to appoint a successor Escrow Agent within such time, the Escrow Agent shall have the right to petition a court of competent jurisdiction to appoint a successor Escrow Agent, and all costs and expenses (including without limitation attorneys’ fees) related to such petition shall be paid jointly and severally by Purchaser and Seller.  The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.  After any retiring Escrow Agent’s resignation, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement.

9.Binding Effect; Successors.  This Escrow Agreement shall be binding upon the parties hereto and their respective heirs, executors, successors or assigns.  If the

Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the escrow contemplated by this Escrow Agreement) to another corporation, Escrow Agent shall so notify the Purchaser and Seller and the successor or transferee corporation without any further act shall be the successor Escrow Agent for all purposes.

10.Liability of Escrow Agent.  The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied.  The Escrow Agent has no fiduciary or discretionary duties of any kind. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement, including without limitation any other agreement between any or all of the parties hereto or any other persons even though reference thereto may be made herein.  The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the sole cause of any loss to the Purchaser or Seller.  Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement.  Escrow Agent shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein.  Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same.  In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages or penalties (including, but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such damages or penalty and regardless of the form of action.  Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control, including without limitation acts of God, strikes, lockouts, riots, acts of war or terror, epidemics, governmental regulations, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.  Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Escrow Agreement or the Underlying Agreement, or to appear in, prosecute or defend any such legal action or proceeding.  Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the advice of such counsel.  Purchaser and Seller, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.  Purchaser and Seller agree to perform or procure the performance of all further acts and things, and execute and deliver such further documents, as may be required by law or as Escrow Agent may reasonably request in connection with its duties hereunder.

The Escrow Agent is authorized, in its sole discretion, to comply with final orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Agent of such court’s jurisdiction in the matter.  If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

11.Indemnification of Escrow Agent.  From and at all times after the date of this Escrow Agreement, Purchaser and Seller, jointly and severally, shall, to the fullest extent permitted by law, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, penalties, costs and expenses of any kind or nature (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Purchaser, Seller and the Representatives, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance in connection with this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of an Indemnified Party. Purchaser and Seller further agree, jointly and severally, to indemnify each Indemnified Party for all costs, including without limitation reasonable attorney’s fees, incurred by such Indemnified Party in connection with the enforcement of Purchaser’s and Seller’s indemnification obligations hereunder. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by the Purchaser and Seller jointly and severally.   The obligations of Purchaser and Seller under this Section 11 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

The parties agree that neither the payment by Purchaser or Seller of any claim by Escrow Agent for indemnification hereunder nor the disbursement of any amounts to Escrow Agent from the Escrow Funds in respect of a claim by Escrow Agent for indemnification shall impair, limit, modify, or affect, as between Purchaser and Seller, the respective rights and obligations of Purchaser and Seller under the Underlying Agreement.

12.Compensation of Escrow Agent

(a)Fees and Expenses.  Purchaser shall be responsible for compensating Escrow Agent on demand for its services hereunder in accordance with Schedule A attached hereto.  The obligations of Purchaser and Seller under this Section 12 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

(b)Disbursements from Escrow Funds to Pay Escrow Agent.  Escrow Agent is authorized to, and may disburse to itself from the Escrow Funds, from time to time, the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Party is entitled to seek indemnification hereunder).  Escrow Agent shall notify Purchaser and Seller of any disbursement from the Escrow Funds to itself or any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish Purchaser and Seller copies of related invoices and other statements.

(c)Security and Offset.  Purchaser, Seller and the Representatives hereby grant to Escrow Agent and the Indemnified Parties a security interest in, lien upon and right of offset against the Escrow Funds with respect to any compensation or reimbursement due any of them hereunder (including any claim for indemnification hereunder).  If for any reason the Escrow Funds are insufficient to cover such compensation and reimbursement, Purchaser and Seller shall promptly pay such amounts to Escrow Agent or any Indemnified Party upon receipt of an itemized invoice.

13.Representations and Warranties.  Purchaser and Seller each respectively make the following representations and warranties to Escrow Agent:

(a)it has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder; and this Escrow Agreement has been duly approved by all necessary action and constitutes its valid and binding agreement enforceable in accordance with its terms; and

(b)each of the applicable persons designated on Schedule C attached hereto have been duly appointed to act as authorized representatives hereunder and individually have full power and authority to execute and deliver any Joint Written Direction or Purchaser Written Direction, to amend, modify or waive any provision of this Escrow Agreement and to take any and all other actions as authorized representatives under this Escrow Agreement, all without further consent or direction from, or notice to, it or any other party, provided that any change in designation of such authorized representatives shall be provided by written notice delivered to each party to this Escrow Agreement.

14.Identifying Information.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust, or other legal entity, the Escrow Agent requires documentation to verify its formation and existence as a legal entity. The Escrow Agent may ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.  The parties acknowledge that a portion of the identifying information set forth herein is being requested by the Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”), and each agrees to provide any additional information requested by the Escrow Agent in connection with the Act or any other legislation or regulation to which Escrow Agent is subject, in a timely manner.

15.Consent to Jurisdiction and Venue.  In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties hereto agree to the personal jurisdiction by and venue in the state and federal courts in the State of New York and waive any objection to such jurisdiction or venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

16.Notices.  All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt or (v) via email by way of a PDF attachment thereto of a manually executed document.  Notice shall be effective upon receipt except for notice via email, which shall be effective only when the recipient, by return email or notice delivered by other method provided for in this Section 16, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 16.) Such notices shall be sent to the applicable party or parties at the address specified below:

If to Purchaser or Purchaser Representative at:

American Compass, Inc.

800 E. Colorado Blvd.

Suite 888

Pasadena, CA 91101

Telephone:  626-683-9210

Facsimile:   626-683-0693

E-mail:     jimmy_wang_la@yahoo.com

with copy to:

Tim Xia, Esq.

Locke Lord LLP

3333 Piedmont Road NE

Suite 1200, Terminus 200

Atlanta, GA 30305

Telephone:  404-870-4698

Facsimile:  404-872-5547

E-mail:  tim.xia@lockelord.com

If to Seller or Seller Representative at:

UQM Technologies, Inc.

4120 Specialty Place

Longmont, CO 80504

Telephone:  303-682-4933

Facsimile:  303-682-4933

E-mail:  jmitchell@uqm.com

ATTN:  Chief Executive Officer

with a copy to:

Sherman & Howard L.L.C.

633 Seventeenth Street

Suite 3000

Denver, CO 80202

Facsimile: 303-298-0940

E-mail: gjensen@shermanhoward.com

ATTN:  Garth B. Jensen

If to the Escrow Agent at:

U.S. Bank National Association, as Escrow Agent

ATTN:  Paul L. Henderson

1349 W. Peachtree Street, NW

Suite 1050

Two Midtown Plaza

Atlanta, GA 30309

Telephone:  404-965-7218

Facsimile:  404-365-7946

E-mail:Paul.Henderson1@usbank.com

or to such other address as each party may designate for itself by like notice and unless otherwise provided herein shall be deemed to have been given on the date received.

17.Optional Security Procedures.  In the event funds transfer instructions, address changes or change in contact information are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by facsimile or otherwise, the Escrow Agent is authorized but shall be under no duty to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule C hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated.  The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by Escrow Agent and shall be effective only after Escrow Agent has a reasonable opportunity to act on such changes. If the Escrow Agent is unable to contact any of the designated representatives identified in Schedule C, the Escrow Agent is hereby authorized but shall be under no duty to seek confirmation of such instructions by telephone call-back to any one or more of Purchaser’s or Seller’s executive officers (“Executive Officers”), as the case may be, which shall include the titles of Chief Executive Officer, President and Vice President, as the Escrow Agent may select. Such Executive Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. Purchaser and Seller agree that the Escrow Agent may at its option record any telephone calls made pursuant to this Section. The Escrow Agent in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Purchaser or Seller to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c) an intermediary bank.  The Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. Purchaser and Seller acknowledge that these optional security procedures are commercially reasonable.

18.Amendment, Waiver and Assignment.  None of the terms or conditions of this Escrow Agreement may be changed, waived, modified, discharged, terminated or varied in any manner whatsoever unless in writing duly signed by each party to this Escrow Agreement. No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified.  A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion. Except as provided in Section 9 hereof, this Escrow Agreement may not be assigned by any party without the written consent of the other parties.

19.Severability.  To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

20.Governing Law.  This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

21.Entire Agreement,  No Third Party Beneficiaries.  This Escrow Agreement constitutes the entire agreement between the parties relating to the holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Funds. Nothing in this Escrow Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Escrow Agreement.

22.Execution in Counterparts, Facsimiles.  This Escrow Agreement and any Joint Written Direction may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction. The delivery of copies of this Escrow Agreement and any Joint Written Instruction and their respective signature pages by PDF or facsimile transmission shall constitute effective execution and delivery as to the parties and may be used in lieu of originals for all purposes.

23.Termination.  This Escrow Agreement shall terminate upon the distribution of all the Escrow Funds pursuant to any applicable provision of this Escrow Agreement, and Escrow Agent shall thereafter have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Funds.

24.Dealings.  The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of the Purchaser or Seller and become pecuniarily interested in any transaction in which the Purchaser or Seller may be interested, and contract and lend money to the Purchaser or Seller and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement.  Nothing herein shall preclude the Escrow Agent from acting in any other capacity for the Purchaser or Seller or for any other entity.

25.Brokerage Confirmation Waiver.  Purchaser and Seller acknowledge that to the extent regulations of the Comptroller of the Currency or other applicable regulatory entity grant either the right to receive brokerage confirmations for certain security transactions as they occur, Purchaser and Seller specifically waive receipt of such confirmations to the extent permitted by law.  The Escrow Agent will furnish the Purchaser and Seller periodic cash transaction statements that include detail for all investment transactions made by the Escrow Agent.

26.Tax Reporting.  Escrow Agent shall have no responsibility for the tax consequences of this Agreement and Purchaser and Seller shall consult with independent counsel concerning any and all tax matters.  Purchaser and Seller shall provide Escrow Agent Form W-9 and an original Form W-8, as applicable, for each payee, together with any other documentation and information requested by Escrow Agent in connection with Escrow Agent’s reporting obligations under applicable IRS regulations. If such tax documentation is not so provided, Escrow Agent shall withhold taxes as required by the IRS. Purchaser and Seller have determined that any interest or income on Escrow Funds shall be reported on an accrual basis and deemed to be for the account of Purchaser.  Purchaser and Seller shall prepare and file all required tax filings with the IRS and any other applicable taxing authority; provided that the parties further agree that:

(a)Escrow Agent IRS Reporting.  Purchaser shall accurately provide the Escrow Agent with all information requested by the Escrow Agent in connection with the preparation of all applicable Form 1099 and Form 1042-S documents with respect to all distributions as well as in the performance of Escrow Agent’s reporting obligations under the Foreign Account Tax Compliance Act and Foreign Investment in Real Property Tax Act or other applicable law or regulation.

(b)Withholding Requests and Indemnification.  Purchaser and Seller jointly and severally agree to (i) assume all obligations imposed now or hereafter by any applicable tax law or regulation with respect to payments or performance under this Agreement, (ii) request the Escrow Agent in writing with respect to withholding and other taxes, assessments or other governmental charges, and advise Escrow Agent in writing with respect to any certifications and governmental reporting that may be required under any applicable laws or regulations, and (iii) indemnify and hold the Escrow Agent harmless pursuant to Section 11 hereof from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against Escrow Agent.

(c)Imputed Interest.  To the extent that IRS imputed interest regulations apply, Purchaser and Seller shall so inform Escrow Agent, provide Escrow Agent with all imputed interest calculations and direct Escrow Agent to disburse imputed interest amounts as Purchaser and Seller deem appropriate. Escrow Agent shall rely solely on such provided calculations and information and shall have no responsibility for the accuracy or completeness of any such calculations or information.

27.WAIVER OF TRIAL BY JURY.  EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR (2) IN ANY WAY IN CONNECTION WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES TO THIS AGREEMENT OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF ANY SUCH PARTY’S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. EACH OF THE PARTIES HERETO HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT EACH HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A CONSENT BY ALL PARTIES TO A TRIAL BY THE COURT.

28.Publicity.  No party will (a) use any other party’s proprietary indicia, trademarks, service marks, trade names, logos, symbols, or brand names, or (b) otherwise refer to or identify any other party in advertising, publicity releases, or promotional or marketing publications, or correspondence to third parties without, in each case, securing the prior written consent of such other party.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.

Seller:
UQM Technologies, Inc.

By:	/s/ DAVID ROSENTHAL
Name:	David Rosenthal
Title:	CFO

Purchaser:
American Compass, Inc.

By:	/s/ JIMMY WANG
Name:	Jimmy Wang
Title:	C.E.O.

U.S. BANK NATIONAL ASSOCIATION
as Escrow Agent

By:	/s/ PAUL L. HENDERSON
Name:	Paul L. Henderson
Title:	Assistant Vice President

SCHEDULE A

For

Escrow Agreement by and among UQM Technologies, Inc. and American Compass, Inc.

Administrative Fees Bill Annually

Acceptance Fee	Waived

The acceptance fee includes the administrative review of documents, initial set-up of the account, and other reasonably required services up to and including the closing. This is a one-time fee, payable at closing.

One-Time Escrow Agent fee	$ 1,000.00

Account administration fee covers the routine duties of escrow agent associated with the administration of the account.  Administration fees are payable in advance.

Direct Out of Pocket Expenses

Reimbursement of expenses associated with the performance of our duties, including but not limited to publications, legal counsel after the initial close, travel expenses and filing fees.	At Cost

Extraordinary Services

Extraordinary services are duties or responsibilities of an unusual nature, including termination, but not provided for in the governing documents or otherwise set forth in this schedule.  A reasonable charge will be assessed based on the nature of the service and the responsibility involved.  At our option, these charges will be billed at a flat fee or at our hourly rate then in effect.

Account approval is subject to review and qualification.  Fees are subject to change at our discretion and upon written notice.  Fees paid in advance will not be prorated.  The fees set forth above and any subsequent modifications thereof are part of your agreement.  Finalization of the transaction constitutes agreement to the above fee schedule, including agreement to any subsequent changes upon proper written notice.  In the event your transaction is not finalized, any related out-of-pocket expenses will be billed to you directly.  Absent your written instructions to sweep or otherwise invest, all sums in your account will remain uninvested and no accrued interest or other compensation will be credited to the account.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT:

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  For a non-individual person such as a business entity, a charity, a Trust or other legal entity we will ask for documentation to verify its formation and existence as a legal entity.  We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

SCHEDULE B

U.S. BANK NATIONAL ASSOCIATION

MONEY MARKET ACCOUNT AUTHORIZATION FORM
DESCRIPTION AND TERMS

The U.S. Bank Money Market account is a U.S. Bank National Association (“U.S. Bank”) interest-bearing money market deposit account designed to meet the needs of U.S. Bank’s Corporate Trust Services Escrow Group and other Corporate Trust customers of U.S. Bank. Selection of this investment includes authorization to place funds on deposit and invest with U.S. Bank.

U.S. Bank uses the daily balance method to calculate interest on this account (actual/365 or 366). This method applies a daily periodic rate to the principal balance in the account each day. Interest is accrued daily and credited monthly to the account. Interest rates are determined at U.S. Bank’s discretion, and may be tiered by customer deposit amount.

The owner of the account is U.S. Bank as Agent for its trust customers. U.S. Bank’s trust department performs all account deposits and withdrawals. Deposit accounts are FDIC Insured per depositor, as determined under FDIC Regulations, up to applicable FDIC limits.

U.S. BANK, WHEN ACTING AS AN INDENTURE TRUSTEE OR IN A SIMILAR CAPACITY, IS NOT REQUIRED TO REGISTER AS A MUNICIPAL ADVISOR WITH THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF COMPLYING WITH THE DODD-FRANK WALL STREET REFORM & CONSUMER PROTECTION ACT. INVESTMENT ADVICE, IF NEEDED, SHOULD BE OBTAINED FROM YOUR FINANCIAL ADVISOR.

AUTOMATIC AUTHORIZATION

In the absence of specific written direction to the contrary, U.S. Bank is hereby directed to invest and reinvest proceeds and other available moneys in the U.S. Bank Money Market Account. The U.S. Bank Money Market Account is a permitted investment under the operative documents and this authorization is the permanent direction for investment of the moneys until notified in writing of alternate instructions.

SCHEDULE C

Each of the following person(s) is a Seller Representative authorized to execute documents and direct Escrow Agent as to all matters, including fund transfers, address changes and contact information changes, on Purchaser’s behalf (only one signature required):

Joseph Mitchell	/s/ Joseph Mitchell	xxx-xxx-xxxx
Name	Specimen signature	Telephone No

David Rosenthal	/s/ David Rosenthal	xxx-xxx-xxxx
Name	Specimen signature	Telephone No

(Note: if only one person is identified above, please add the following language:)

The following person not listed above is authorized for call-back confirmations:

Name	Telephone Number

Each of the following person(s) is a Purchaser Representative authorized to execute documents and direct Escrow Agent as to all matters, including fund transfers, address changes and contact information changes, on Seller’s behalf (only one signature required):

Jimmy Wang	/s/ Jimmy Wang	xxx-xxx-xxxx
Name	Specimen signature	Telephone No

Jason Xu	/s/ Jason Xu	xxx-xxx-xxxx
Name	Specimen signature	Telephone No

Name	Specimen signature	Telephone No

(Note: if only one person is identified above, please add the following language:)

The following person not listed above is authorized for call-back confirmations

Neil Dickson	xxx-xxx-xxxx
Name	Telephone No

EXHIBIT C

FORM OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

FORM OF AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

UQM TECHNOLOGIES, INC.

The undersigned corporation, incorporated December 7, 1967 under the laws of Colorado, hereby adopts the following amended and restated articles of incorporation:

ARTICLE I

The name of the corporation is UQM Technologies, Inc.

ARTICLE II

The corporation shall have perpetual existence.

ARTICLE III

The purposes of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of Colorado.

ARTICLE IV

The authorized capital stock of the corporation is 150,000,000 shares of common stock with a par value of $.01 per share.  The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

ARTICLE V

Cumulative voting in the election of directors shall not be permitted.

ARTICLE VI

The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, provided that the number of directors shall not be reduced to less than three.

ARTICLE VII

Meetings of shareholders may be held at such time and place as the bylaws shall provide.  At all meetings of shareholders, one-third of all shares entitled to vote shall constitute a quorum.

ARTICLE VIII

The vote to approve (i) an amendment to the articles of incorporation of the corporation, (ii) a plan or merger or a plan of share exchange, (iii) the sale, lease, exchange or other disposition of substantially all of the corporation’s property other than in the usual and regular course of business, or (iv) a proposal to dissolve the corporation as contemplated by Colorado Revised Statutes Section 7-114-102, shall require the approval of a majority of the votes entitles to be cast on the matter in the case of a single voting group or, if required by Colorado law, by the approval of each voting group entitled to vote separately on the matter by a majority of the votes entitles to be cast on the matter for that voting group.

ARTICLE IX

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by shareholders holding a majority of the then outstanding shares entitled to vote with respect to the subject matter thereof, subject to the provisions of the Colorado Business Corporation Act and the corporation’s bylaw

ARTICLE X

No shareholder in the corporation shall have the preemptive right to subscribe to any or all additional issues of stock and/or other securities of any or all classes of this corporation or securities convertible into stock or carrying stock purchase warrants, options or privileges.

ARTICLE XI

The corporation shall indemnify and advance expenses to any person who is or was a director of the corporation to the maximum extent now or hereafter permitted by the Colorado Business Corporation Act or any successor law.  The corporation shall indemnify and advance expenses to any person who is or was an officer of the corporation to the same extent as if such person were a director.  The corporation may, in its discretion, but shall not be obligated to, indemnify any person who is or was an officer, agent or employee of the corporation to a greater extent than a director.  No amendment to or repeal of this Article shall adversely affect the rights of any person who is or was a director or officer of the corporation in respect of acts or omissions occurring prior to the effective date of the amendment or repeal

ARTICLE XII

No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for: (i) any breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Colorado Revised Statutes Section 7-106-401 or the amended and restated articles of incorporation if it is established that the director did not perform his duties in compliance with Colorado Revised Statutes Section 7-108-401, provided that the personal liability of a director in this circumstance shall be limited to the amount of the distribution which exceeds what could have been distributed without violation of Colorado Revised Statutes Section 7-106-401 or the restated and amended articles of incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit.  Nothing contained in these amended and restated articles of incorporation will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything in these articles of incorporation be construed to deprive any director of any right he may have for contribution from any other directors or other person.

EXHIBIT D

FORM OF LEGAL OPINION

[Letterhead of Sherman & Howard L.L.C.]

, 2016

[Buyer]

Re:UQM Technologies, Inc.

Ladies and Gentlemen:

We have acted as counsel to UQM Technologies, Inc., a Colorado corporation (the “Company”), in connection with the Stock Issuance and Purchase Agreement (the “Agreement”), dated as of           , 2016, among the Company, [Hybrid Kinetic Group, Limited] and                .  This opinion is being delivered pursuant to Section 6.02(h) of the Agreement.  All capitalized terms which are defined in the Agreement shall have the same meanings when used herein, unless otherwise specified.

In connection with this opinion, we have examined the Agreement.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Articles of Incorporation of the Company as filed with the Office of the Secretary of State of the State of Colorado [on the date hereof]  and the Bylaws of the Company and such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed.  In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“Edgar”).  If any document we examined in printed, word processed or similar form has been filed with the Commission on Edgar, we have assumed that the document so filed is identical to the document we examined except for formatting changes.

The opinions expressed herein are limited solely to the federal law of the United States, and the law of the State of Colorado.  Our opinions herein reflect only the application of applicable Colorado State law (excluding (A) all laws, rules and regulations of cities, counties and other political subdivisions of each such State and (B) the securities, blue sky, environmental, employee benefit, pension, antitrust and tax laws of such State, as to which we express no opinion) and the Federal laws of the United States of America (excluding the federal securities,  environmental, employee benefit, pension, tax and antitrust laws, as to which we express no opinion).  The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise

D-1

you of the same.  The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.  In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.The Shares which are being issued on the date hereof pursuant to the Agreement have been duly authorized when issued and delivered by the Company pursuant to the Agreement against payment of the consideration set forth in the Agreement, will be validly issued, fully paid and nonassessable.

2.The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, with a par value of $.01 per share.

3.The execution and delivery by the Company of the Agreement, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of the Company.

4.The execution, delivery and performance by the Company of the Agreement and the consummation of the Transaction, do not and will not: (a) result in a violation or breach of any provision of the Amended and Restated Articles of Incorporation or Bylaws of the Company; (b) result in a violation or breach of any provision of applicable Federal or Colorado State law, rule or regulation that we, based on our experience, recognize as being applicable to the Company in a transaction of this type; or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any material agreement of the Company. For purposes of the foregoing, we have assumed that the only material agreements of the Company are those listed as exhibits to the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2016.

We do not render any opinions except as set forth above. This opinion letter is being delivered by us solely for your benefit pursuant to the provisions of Section 6.02(h) of the Agreement.  By your acceptance of this opinion letter, you agree that it may not be relied upon, circulated, quoted or otherwise referred to by any other person or for any other purpose, including by you, without our prior written consent in each instance.

Very truly yours,

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EXHIBIT E

FORM OF BYLAW AMENDMENT

AMENDMENT NUMBER 1

TO THE BYLAWS OF

UQM TECHNOLOGIES, INC.

This Amendment Number 1 (the “Amendment”) to the Bylaws (the “Bylaws”) of UQM Technologies, Inc. (the “Corporation”) is dated as of     , 2016.

WHEREAS, Section 2.13 of the Bylaws requires unanimous written consent of the shareholders to take action without a meeting; and

WHEREAS, the board of directors of the Corporation (the “Board of Directors”) deems it to be in the best interst of the Corporation that shareholders be permitted to take action without a meeting upon the written consent of a majority of the shareholders.

NOW, THEREFORE, BE IT RESOLVED, in consideration of the above premises, each of the parties hereto agrees as follows:

1.Section 2.10 of the Bylaws shall be amended and restated in its entirety as follows:

“Extraordinary Matters.”  Notwithstanding the provisions of Section 2.09, the vote to approve (i) an amendment to the articles of incorporation of the corporation, (ii) a plan or merger or a plan of share exchange, (iii) the sale, lease, exchange or other disposition of substantially all of the corporation’s property other than in the usual and regular course of business, or (iv) a proposal to dissolve the corporation as contemplated by Colorado Revised Statutes Section 7-114-102, shall require the approval of a majority of the votes entitles to be cast on the matter in the case of a single voting group or, if required by Colorado law, by the approval of each voting group entitled to vote separately on the matter by a majority of the votes entitles to be cast on the matter for that voting group.

2.Section 2.13 of the Bylaws shall be amended and restated in its entirety as follows:

“Action Without a Meeting.  (a) Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by shareholders holding a majority of the then outstanding shares entitled to vote with respect to the subject matter thereof.  Such consent (which may be signed in counterparts) shall have the same force and effect as a vote of holders of a majority of the then outstanding shares entitled to vote thereon and may be stated as such in any document.  Unless the consent specifies a different effective date, action taken without a meeting pursuant to a consent in writing as provided herein shall be effective when holders of a majority of the shares entitled to vote theron have signed the consent.  The record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent.  All consents signed pursuant to this Section 2.13 shall be delivered to the secretary of the corporation for inclusion in the minutes or for filing with the corporate records. (b) If action is taken under subsection (a) of this section with less than unanimous consent of all shareholders entitled to vote upon the action, the corporation or shareholders taking the action shall, upon receipt by the corporation of all writings necessary to effect

E-1

the action, give notice of the action to all shareholders who were entitled to vote upon the action but who have not consented to the action in the manner provided in subsection (a) of this section. The notice shall contain or be accompanied by the same material, if any, that would have been required to be given to shareholders in or with a notice of the meeting at which the action would have been submitted to the shareholders.”

3.That on an after the date of this Amendment, except as otherwise specifically amended herein, the Bylaws remain in full force and effect, and this Amendment and the Bylaws shall be read, taken, and construed as one and the same instrument.

4.This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

5.This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

6.The parties hereby incorporate the recitals herein and make them a part hereof.

[Signature Page Follows]

This Amendment is adopted by the undersigned as of the date first written above.

Being all of the directors of UQM Technologies, Inc.

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EXHIBIT F

FORM OF IRREVOCABLE PROXY

The undersigned hereby irrevocably constitutes and appoints Dr. Yung Yeung (the “Proxy Representative”), a U.S. citizen, as proxy for the undersigned, with full power of substitution, for and in the name and on behalf of the undersigned, to vote, or to execute and deliver written consents or otherwise act with respect to, in his sole and absolute discretion, any and all shares of capital stock of UQM Technologies, Inc., a Colorado corporation (the “Company”), now owned or to be owned by the undersigned (and any shares or other securities that may hereafter be issued on, or in exchange for, any such shares or other securities of the Company) as fully, to the same extent and with the same effect as the undersigned, its attorney and proxy or its substitute might or could lawfully do with respect to any question, action, resolution, election or other matter presented to the shareholders of the Company (or its successor) for approval, whether at any annual or special meeting of the Company’s shareholders or otherwise.  The proxy granted hereby is irrevocable and is coupled with an interest.

This proxy shall be governed by and construed in accordance with the internal laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction).

IN WITNESS the undersigned has executed this irrevocable proxy as of this __ day of _______, 2016.

American Compass, Inc.

By

Name: Charles Huang

Title: Director

Acknowledged and Accepted:

By: ____________________

Name: Dr. Yung Yeung

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